EXHIBIT 10.1

CREDIT AGREEMENT
Dated as of August 5, 2021
among
ITT INC.,
as the Company,
CERTAIN SUBSIDIARIES OF THE COMPANY PARTY HERETO,
as the Borrowing Subsidiaries,
BANK OF AMERICA, N.A.,
as the Administrative Agent, the L/C Issuer, and a U.S. Swing Line Lender,
THE OTHER U.S. SWING LINE LENDERS PARTY HERETO,
THE EURO SWING LINE LENDERS PARTY HERETO,
BNP PARIBAS,
CITIBANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,
BANK OF CHINA, NEW YORK BRANCH,
and
ING BANK N.V., DUBLIN BRANCH,
as Co-Documentation Agents,
and
THE OTHER LENDERS PARTY HERETO
BOFA SECURITIES, INC.,
BNP PARIBAS SECURITIES CORP.,
CITIBANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Section    Page
i
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SCHEDULES
2.01    Commitments and Applicable Percentages
2.03    L/C Commitment
2.04    U.S. Swing Line Commitments; Euro Swing Line Commitments
7.01    Existing Indebtedness
7.02    Existing Liens
11.02    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
A    Form of Assignment and Assumption
B    Form of Borrowing Subsidiary Agreement
C    Form of Borrowing Subsidiary Termination
D-1    Form of U.S. Swing Line Loan Notice
D-2    Form of Euro Swing Line Loan Notice
E    Form of Loan Notice
F    Form of Note
G-1    Form of U.S. Tax Compliance Certificate – Foreign Lenders (Not Partnerships)
G-2    Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)
G-3    Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)
G-4    Form of U.S. Tax Compliance Certificate – Foreign Lenders (Partnerships)

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CREDIT AGREEMENT
This Credit Agreement is entered into as of August 5, 2021 among ITT Inc., an Indiana corporation (the “Company”), certain Subsidiaries of the Company party hereto from time to time pursuant to Section 2.18 (each, a “Borrowing Subsidiary;” each Borrowing Subsidiary and the Company, a “Borrower” and, collectively, the “Borrowers”), each Lender from time to time party hereto, Bank of America, N.A., as the Administrative Agent, the L/C Issuer, and a U.S. Swing Line Lender, each other U.S. Swing Line Lender from time to time party hereto, and each Euro Swing Line Lender from time to time party hereto.
The Company has requested that the Lenders, the L/C Issuer, the U.S. Swing Line Lenders, and the Euro Swing Line Lenders make loans and other financial accommodations to the Company and its Subsidiaries on the terms and conditions set forth herein.
The Lenders, the L/C Issuer, the U.S. Swing Line Lenders, and the Euro Swing Line Lenders have agreed to make such loans and other financial accommodations to the Company and its Subsidiaries, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS
1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Accession Agreement” has the meaning specified in Section 2.15(a).
“Acquisition” means any acquisition by the Company or any Subsidiary of (a) Equity Interests in any Person (other than the Company or any Subsidiary) if, after giving effect thereto, such Person will become a Subsidiary, or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (other than the Company or any Subsidiary).
“Acquisition Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries that has been incurred for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions; provided, that, such Indebtedness shall only constitute “Acquisition Indebtedness” if (a) such Material Acquisition has not been consummated, (b) the definitive documentation for such Material Acquisition has not been terminated or expired in accordance with its terms and more than ten (10) days shall have passed, and (c)(i) the proceeds of such Indebtedness are held by the Company or any of its Subsidiaries in the form of unrestricted cash or cash equivalents, or (ii) such Indebtedness is subject to mandatory redemption in the event such Material Acquisition is not consummated.
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such

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other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in a form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement, including schedules and exhibits hereto.
“Agreement Currency” has the meaning specified in Section 11.21.
“Alternative Currency” means each of the following currencies: Euros; Sterling; and each other currency (other than Dollars) that is approved in accordance with Section 1.09; provided, that, for each Alternative Currency, such requested currency is an Eligible Currency.
“Alternative Currency Daily Rate” means, for any day, with respect to any Revolving Loan:
denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and
denominated in any other Alternative Currency (to the extent such Revolving Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.09, plus the adjustment (if any) determined by the Administrative Agent and the Lenders pursuant to Section 1.09;
provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Revolving Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent, the L/C Issuer or the applicable Euro Swing Line Lender, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, that, if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent, the L/C Issuer or the applicable Euro Swing Line Lender, as the case may be, using any reasonable method of determination its deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Revolving Loan:
(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and
(b)denominated in any other Alternative Currency (to the extent such Revolving Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.09, plus the adjustment (if any) determined by the Administrative Agent and the Lenders pursuant to Section 1.09;
provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Revolving Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Anti-Corruption Law” means any law, rule, or regulation of any jurisdiction applicable to the Company or any Subsidiary from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator, and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.01 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Ratings as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s/Fitch	Facility Fee	Eurodollar Rate Loans, Alternative Currency Loans, Euro Swing Line Loans, and Letter of Credit Fees	Base Rate Loans and U.S. Swing Line Loans
1	A-/A3/A- or better	0.100%	0.900%	0.000%
2	BBB+/Baa1/BBB+	0.125%	1.000%	0.000%
3	BBB/Baa2/BBB	0.150%	1.100%	0.100%
4	BBB-/Baa3/BBB-	0.175%	1.200%	0.200%
5	BB+/Ba1/BB+ or worse	0.225%	1.400%	0.400%
“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s or Fitch of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided, that, (a) if the Debt Ratings shall fall within different Pricing Levels, then the applicable Pricing Level shall be (i) the Pricing Level in which two of the Debt Ratings shall fall, or (ii) if there is no such Pricing Level, the Pricing Level in which the intermediate Debt Rating shall fall, (b)(i) if Moody’s or S&P shall not have a Debt Rating in effect (other than by reason of the circumstances referred to below), such rating agency shall be deemed to have a Debt Rating in Pricing Level 5, and (ii) if Fitch shall not have a Debt Rating in effect (other than by reason of the circumstances referred to below), the applicable Pricing Level shall be the Pricing Level in which the higher of the Debt Ratings of Moody’s and S&P shall fall unless such Debt Ratings differ by more than one Pricing Level, in which case the applicable Pricing Level shall be that immediately below the Pricing Level in which the higher of such Debt Ratings falls, and (c) if any Debt Rating shall be changed (other than as a result of a change in the rating system of the applicable rating agency), such change shall be effective as of the date on which it is first publicly announced by the rating agency making such change. If the rating system of Moody’s, S&P or Fitch shall change, or if such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent, the L/C Issuer, or the applicable Euro Swing Line Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of (a) BofA Securities, in its capacities as a joint lead arranger and joint bookrunner, (b) BNP Paribas Securities Corp., in its capacities as a joint lead arranger and joint bookrunner, (c) Citibank, N.A., in its capacities as a joint lead arranger and joint bookrunner, (d) U.S. Bank National Association, in its capacities as a joint lead arranger and joint bookrunner, and (e) Wells Fargo Securities, LLC, in its capacities as a joint lead arranger and joint bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.01.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) the Eurodollar Rate plus 1%; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate. All Base Rate Loans are only available to the U.S. Borrowers and shall be denominated in Dollars.
“Benchmark” means, initially, LIBOR; provided, that, if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means:
(a)    For purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:
(i)    the sum of: (A) Term SOFR; plus (B) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; or
(ii)    the sum of: (i) Daily Simple SOFR; plus (ii) 0.11448% (11.448 basis points);
provided, that, if initially LIBOR is replaced with the rate contained in clause (a)(ii) above and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a)(i) above; and
(b)    for purposes of Section 3.03(c)(ii), the sum of (i) the alternate benchmark rate, plus (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;
provided, that, if any Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than zero, such Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “Euro Overnight Rate,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease; provided, that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide any representative tenors of such Benchmark after such specific date.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), (b) Section 7 of the German Foreign Trade Regulation (AWV) (Außenwirtschaftsverordnung) (in connection with Section 4 para 1 no 3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), or (c) any similar blocking, anti-boycott or equivalent law.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“BofA Securities” means BofA Securities, Inc.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.03.

“Borrowing” means a Revolving Borrowing, a U.S. Swing Line Borrowing, or a Euro Swing Line Borrowing, as the context may require.
“Borrowing Subsidiary” has the meaning specified in the introductory paragraph hereto.
“Borrowing Subsidiary Agreement” means an agreement substantially in the form of Exhibit B duly executed by the Company and a Subsidiary.
“Borrowing Subsidiary Termination” means an agreement substantially in the form of Exhibit C duly executed by the Company and a Borrowing Subsidiary.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided, that: (a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day; (b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
A “Change in Control” shall be deemed to have occurred if (a) any Person or group of Persons shall have acquired beneficial ownership of more than forty percent (40%) of the outstanding Voting Shares of the Company (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder), or (b) during any period of twelve (12) consecutive months, commencing after the Closing Date, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors whose nomination or election was approved by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Closing Date” means August 5, 2021.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, (c) purchase participations in U.S. Swing Line Loans, and (d) purchase participations in Euro Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Commitments of all of the Lenders on the Closing Date shall be $700,000,000.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication” means this Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Company” has the meaning specified in the introductory paragraph hereto.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA, EURIBOR, or any proposed Successor Rate for an Alternative Currency, as applicable, any conforming changes to the definition of “SONIA,” the definition of “EURIBOR,” the definition of “Interest Period,”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Alternative Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Alternative Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consenting Lender” has the meaning specified in Section 2.14(a).

“Consolidated EBITDA” means, for any period: (a) Consolidated Net Income for such period; plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of: (i) Consolidated Interest Expense for such period; (ii) consolidated income tax expense for such period; (iii) all amounts attributable to depreciation for such period and amortization of intangible and capitalized assets for such period; (iv) any losses during such period attributable to the disposition of assets other than in the ordinary course of business; (v) any other extraordinary, unusual or non-recurring non-cash charges for such period; (vi) any non-cash expenses for such period resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of the Company or any Subsidiary; (vii) any losses in such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement; (viii) any unrealized non-cash losses for such period attributable to accounting in respect of Hedging Agreements; (ix) any non-cash asbestos-related charges for such period; (x) any repositioning, realignment and restructuring costs for such period; provided, that, the aggregate amount added back pursuant to this clause (b)(x) during any period of four consecutive fiscal quarters shall not exceed $25,000,000; (xi) any acquisition-related expenses for such period; and (xii) any other special, extraordinary, unusual or non-recurring costs, expenses, charges, losses or other items for such period; provided, that, the aggregate amount of any cash items added back pursuant to this clause (b)(xii) in any period shall not exceed an amount equal to fifteen percent (15%) of Consolidated EBITDA for such period (determined prior to giving effect to such add back); minus (c) without duplication and to the extent included in determining such Consolidated Net Income: (i) any gains during such period attributable to the disposition of assets other than in the ordinary course of business; (ii) any other extraordinary non-cash gains for such period; (iii) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement; (iv) any unrealized non-cash gains for such period attributable to accounting in respect of Hedging Agreements; (v) the cumulative effect of changes in accounting principles occurring in such period; (vi) any cash payments made during such period with respect to non-cash items added back (or that would have been added back had this Agreement been in effect) in computing Consolidated EBITDA for any prior period, including those under clause (b)(ix) above; and (vii) any other special, extraordinary, unusual or non-recurring gains for such period. For purposes of calculating Consolidated EBITDA for any period to determine the Leverage Ratio, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(d).
“Consolidated Interest Expense” means, for any period, the interest expense (including imputed interest expense in respect of Financing Lease Obligations) of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. Consolidated Interest Expense for any period during which the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(d).
“Consolidated Net Income” means, for any period, the net income or loss of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of any date of determination, the total of (a) all assets appearing on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered under Section 6.03(a) or (b), minus (b) the sum of the following items as shown on such consolidated balance sheet: (i) the book amount of all segregated intangible assets, including such items as good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses and unamortized debt discount and expense less unamortized debt premium; plus (ii) all depreciation, valuation and other reserves; plus (iii) current liabilities; plus (iv) any minority interest in the shares of stock (other than Preferred Stock) and surplus of Subsidiaries; plus (v) deferred income and deferred liabilities.
“Consolidated Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP; provided, that, (a) for purposes of calculating the Leverage Ratio, the term “Indebtedness” as used in this definition shall not include contingent obligations of the Company or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness, and (b) at any time after the definitive documentation for any Material Acquisition shall have been executed and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such Indebtedness ceases to constitute Acquisition Indebtedness)), for purposes of calculating the Leverage Ratio, the term “Indebtedness” as used in this definition shall not include any Acquisition Indebtedness with respect to such Material Acquisition.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 11.22.
“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.
“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Declining Lender” has the meaning specified in Section 2.14(a).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means: (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans, plus (iii) two percent (2%) per annum; provided, that, with respect to a Eurodollar Rate Loan or an Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum; and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus two percent (2%) per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, any U.S. Swing Line Lender, any Euro Swing Line Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, in U.S. Swing Line Loans, or in Euro Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the L/C Issuer, any U.S. Swing Line Lender, or any Euro Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) other than via an Undisclosed Administration, had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuer, each U.S. Swing Line Lender, each Euro Swing Line Lender and each other Lender promptly following such determination.

“Designated Hedging Obligations” means all obligations of the Company or any Subsidiary under each Hedging Agreement that (a) is in effect on the Closing Date with a counterparty that is a Lender (or an Affiliate thereof) as of the Closing Date, or (b) is entered into after the Closing Date with any counterparty that is a Lender (or an Affiliate thereof) at the time such Hedging Agreement is entered into, and, in either case, the obligations under which have been designated as “Designated Hedging Obligations” in a written notice delivered by the Company to the Administrative Agent.
“Disqualifying Event” has the meaning specified in the definition of “Eligible Currency.”
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent, the L/C Issuer, or the applicable Euro Swing Line Lender, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent, the L/C Issuer, or the applicable Euro Swing Line Lender, as applicable, using any method of determination it deems appropriate in its sole discretion), and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent, the L/C Issuer, or the applicable Euro Swing Line Lender pursuant to clause (b) above shall be conclusive absent manifest error.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of: (a) a determination by the Administrative Agent, or a notification by the Company to the Administrative Agent that the Company has made a determination, that Dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; and (b) the joint election by the Administrative Agent and the Company to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” shall have the meaning specified in Section 11.17.
“Electronic Record” has the meanings assigned to it by 15 USC §7006.
“Electronic Signature” has the meanings assigned to it by 15 USC §7006.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the L/C Issuer, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders or the L/C Issuer, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Required Lenders (in the case of any Revolving Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer being readily calculable with respect to such currency, (c) the provision of such currency being impracticable for the Lenders or the L/C Issuer, as applicable, or (d) such currency no longer being a currency in which the Required Lenders or the L/C Issuer, as applicable, are willing to make Credit Extensions (the occurrence of any event described in any of clauses (a), (b), (c) or (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) with respect to such currency no longer exist(s). Within five (5) Business Days after receipt of notice from the Administrative Agent that a Disqualifying Event exists with respect to any currency, the Borrowers shall repay all Revolving Loans in such currency or convert such Revolving Loans into the Dollar Equivalent of Revolving Loans that are Base Rate Loans and denominated in Dollars, subject to the other terms contained herein.
“Environmental Law” means any Federal, state, local, and foreign statute, law (including common law), regulation, standard, ordinance, rule, judgment, interpretation, order, decree, permit, concession, grant, franchise, license, agreement or governmental restriction relating to pollution and the protection of human health and safety, the environment and natural resources or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means: (a) any “reportable event” (as defined in Section 4043 of ERISA or the regulations issued thereunder) with respect to a Plan other than events for which the thirty (30) days’ notice period has been waived; (b) a failure by any Plan to meet the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, that Withdrawal Liability is being imposed or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (g) the occurrence of a “prohibited transaction” with respect to which the Company or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code), or with respect to which the Company or any such Subsidiary could otherwise be liable.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” has the meaning specified in the definition of “Alternative Currency Term Rate.”
“Euro” means the single currency of the Participating Member States.
“Euro Overnight Rate” means a rate per annum equal to LIBOR for overnight deposits in Euros as displayed on the applicable Reuters screen page (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the applicable Euro Swing Line Lender from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day; provided, that, if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Euro Swing Line Borrowing” means a borrowing of a Euro Swing Line Loan pursuant to Section 2.04.
“Euro Swing Line Commitment” means, as to any Euro Swing Line Lender, the amount set forth opposite such Euro Swing Line Lender’s name on Schedule 2.04 (as such Schedule may be updated from time to time pursuant to this Agreement). The Euro Swing Line Commitment of any Euro Swing Line Lender may be modified from time to time by agreement among the Borrowers, the Administrative Agent, and such Euro Swing Line Lender. Schedule 2.04 shall be deemed to be automatically updated to reflect any modification to any Euro Swing Line Lender’s Euro Swing Line Commitment effected pursuant to the immediately preceding sentence.
“Euro Swing Line Lender” means each of (a) Citibank, N.A. (through itself or through one of its designated Affiliates or branch offices), in its capacity as provider of Euro Swing Line Loans hereunder, (b) Wells Fargo Bank, National Association (through itself or through one of its designated Affiliates or branch offices), in its capacity as provider of Euro Swing Line Loans hereunder, (c) BNP Paribas (through itself or through one of its designated Affiliates or branch offices), in its capacity as provider of Euro Swing Line Loans hereunder, (d) ING Bank N.V., Dublin Branch (through itself or through one of its designated Affiliates or branch offices), in its capacity as provider of Euro Swing Line Loans hereunder, (e) Commerzbank AG, New York Branch (through itself or through one of its designated Affiliates or branch offices), in its capacity as provider of Euro Swing Line Loans hereunder, (f) Intesa SanPaolo S.P.A., New York Branch (through itself or through one of its designated Affiliates or branch offices), in its capacity as provider of Euro Swing Line Loans hereunder, (g) any other Lender that shall have agreed to serve as a Euro Swing Line Lender pursuant to a written agreement executed by the Borrowers, such Lender, and the Administrative Agent, and (h) any Person that becomes a swing line lender hereunder pursuant to Section 2.04(g)(ii). The definition of “Euro Swing Line Lender” shall be deemed to be automatically updated to reflect (i) the addition of any other Lender as a Euro Swing Line Lender pursuant to clause (g) above, and (ii) any replacement or resignation of a Euro Swing Line Lender pursuant to Section 2.04(g)(ii), Section 2.04(h)(ii), or Section 11.06(f), as applicable.
“Euro Swing Line Loan” has the meaning specified in Section 2.04(a)(ii).
“Euro Swing Line Loan Notice” means a notice of a Euro Swing Line Borrowing pursuant to Section 2.04(b)(ii), which shall be substantially in the form of Exhibit D-2 or such other form as approved by the Administrative Agent and the applicable Euro Swing Line Lender (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Euro Swing Line Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $441,000,000, and (b) the amount of the Aggregate Commitments as of such date. The Euro Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Eurodollar Rate” means:

(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;
provided, that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or commitment (other than pursuant to an assignment request by the Company under Section 11.13), or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 25, 2014, among the Company, as a borrower, the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent.
“Existing Maturity Date” has the meaning specified in Section 2.14(a).
“Facility Fee” has the meaning specified in Section 2.09(a).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“FCA” has the meaning specified in Section 3.03(c)(i).
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the fee letter agreement, dated June 22, 2021, among the Company, Bank of America, and BofA Securities.
“Financial Officer” of any Person means the chief financial officer, principal accounting officer, controller, assistant controller, treasurer, associate or assistant treasurer or director of treasury services of such Person.
“Financing Lease” means any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.
“Financing Lease Obligations” of any Person means any obligation of such Person to pay rent or other amounts under any Financing Lease.
“First Leverage Increase Period” has the meaning specified in Section 7.04.
“Fitch” means Fitch Ratings, a wholly owned subsidiary of Fimilac, S.A, or any of its successors.
“Foreign Borrower” means any Borrower that is organized under the laws of a jurisdiction other than the Unites States, a state thereof or the District of Columbia.
“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, (b) with respect to any U.S. Swing Line Lender, such Defaulting Lender’s Applicable Percentage of U.S. Swing Line Loans, other than U.S.

Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof, and (c) with respect to any Euro Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Euro Swing Line Loans, other than Euro Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank).
“Guaranteed Obligations” has the meaning specified in Section 10.01(a).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement. The “amount” or “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (based on mark-to-market values and giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“IBA” has the meaning specified in Section 3.03(c)(i).
“Increasing Lender” has the meaning specified in Section 2.15(a).
“Indebtedness” of any Person means all indebtedness representing money borrowed or the deferred purchase price of property (other than trade accounts payable) or any Financing Lease Obligation, which in any case is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise). For the avoidance of doubt, the term Indebtedness shall not include obligations under Hedging Agreements.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Initial Borrowing Subsidiary” means ITT Industries Luxembourg S.à r.l., a société à responsabilité limitée organized under the laws of Luxembourg, 11, Breedewues, L-1259 Senningerberg and registered with the Luxembourg Register of Commerce and Companies under number B 159.519.
“Interest Payment Date” means: (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Eurodollar Rate Loan and the Maturity Date; provided, that, if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan or any U.S. Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date; (c) as to any Alternative Currency Daily Rate Loan, the last Business Day of each calendar month and the Maturity Date; (d) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Alternative Currency Term Rate Loan and the Maturity Date; provided, that, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall be Interest Payment Dates; and (e) as to any Euro Swing Line Loan, the day that such Euro Swing Line Loan is required to be repaid hereunder (including the Maturity Date).
“Interest Period” means as to each Eurodollar Rate Loan and each Alternative Currency Term Rate Loan, the period commencing on the date such Eurodollar Rate Loan or such Alternative Currency Term Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan or an Alternative Currency Term Rate Loan, as applicable, and ending on the date one (1), three (3), or six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Loan Notice; provided, that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Document” means, with respect to any Letter of Credit, each of the Letter of Credit Application delivered with respect to such Letter of Credit, and any other document, agreement (including any reimbursement agreement) or instrument entered into by the L/C Issuer and a Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” has the meaning specified in Section 11.21.
“Law” or “law” means any international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code or administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Commitment” means the amount set forth opposite the L/C Issuer’s name on Schedule 2.03 (as such Schedule may be updated from time to time pursuant to this Agreement). The L/C Commitment of the L/C Issuer may be modified from time to time by agreement among the Company, the Administrative Agent, and the L/C Issuer. Schedule 2.03 shall be deemed to be automatically updated to reflect any modification to the L/C Issuer’s L/C Commitment effected pursuant to the immediately preceding sentence.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means Bank of America (through itself or through one of its designated Affiliates or branch offices), in its capacity as issuer of Letters of Credit hereunder. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The definition of “L/C Issuer” shall be deemed to be automatically updated to reflect any replacement of the L/C Issuer pursuant to Section 2.03(p), Section 9.06(d), or Section 11.06(f), as applicable.
“L/C Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all Unreimbursed Amounts. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the L/C Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement, and their successors and assigns and, unless the context requires otherwise, includes each U.S. Swing Line Lender and each Euro Swing Line Lender. Each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office.

“Lender Party” means each Lender, the L/C Issuer, each U.S. Swing Line Lender, and each Euro Swing Line Lender.
“Lender Recipient Party” means each Lender, the L/C Issuer, each U.S. Swing Line Lender, and each Euro Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Fee” has the meaning specified in Section 2.03(l).
“Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $100,000,000, and (b) the amount of the Aggregate Commitments as of such date. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Leverage Increase Period” has the meaning specified in Section 7.04.
“Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date.
“LIBOR” has the meaning specified in the definition of “Eurodollar Rate.”
“LIBOR Rate” has the meaning specified in the definition of “Eurodollar Rate.”
“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, security interest, charge or other encumbrance on, of, or in such property or asset.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, a U.S. Swing Line Loan, or a Euro Swing Line Loan.
“Loan Document” means each of this Agreement, each Note, each Issuer Document, each Borrowing Subsidiary Agreement, each Accession Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of this Agreement, any amendment, modification or supplement to this Agreement or any other Loan Document, any waiver hereof or to any other Loan Document, and any other agreement pursuant to which the Company and the Administrative Agent designate such agreement as a Loan Document.
“Loan Notice” means a notice pursuant to Section 2.02 of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from Eurodollar Rate Loans to Base Rate Loans, (c) a conversion of Revolving Loans from Base Rate Loans to Eurodollar Rate Loans, (d) a continuation of Eurodollar Rate

Loans, or (e) a continuation of Alternative Currency Term Rate Loans, which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Borrower” means any Borrower incorporated or organized, and existing, under the laws of Luxembourg.
“Luxembourg Commercial Code” means the Code de Commerce of Luxembourg.
“Luxembourg Companies Act” means the Luxembourg act dated 10 August 1915 on commercial companies, as amended.
“Luxembourg Trade and Companies Register” means the registre de commerce et des sociétés, Luxembourg.
“Margin Regulations” means Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Margin Stock” has the meaning given such term under Regulation U of the Board.
“Material Acquisition” means any Acquisition; provided, that, the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $100,000,000.
“Material Adverse Effect” means an event or condition that has resulted in a material adverse effect on (a) the business, assets, liabilities, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of any Borrower to perform any of its material obligations under any Loan Document, or (c) the enforceability of the Lenders’ rights under any Loan Document.
“Material Disposition” means any sale, transfer or other disposition of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company or any Subsidiary, or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided, that, the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $100,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and any guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements or Securitization Transactions, of any one or more of the Company and the Subsidiaries in an aggregate principal amount of $100,000,000 or more.

“Maturity Date” means the later of (a) August 5, 2026, and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section; provided, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 11.09.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to one hundred three percent (103%) of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.03(q) or Section 8.01, an amount equal to one hundred three percent (103%) of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01, and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).
“Non-Reimbursement Notice” has the meaning specified in Section 2.03(f).
“Non-Speculative Hedging Agreement” means (a) any Hedging Agreement entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure in the course of its business (other than in respect of Equity Interests or Indebtedness of the Company or any Subsidiary), and (b) any Hedging Agreement entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.
“Note” means a promissory note made by one or more of the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit F.
“Notice of Objection” has the meaning specified in Section 2.18(a).
“Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of L/C Disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Company or any Subsidiary under this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all Designated Hedging Obligations, (c) the due and punctual payment and performance of all other obligations of each Borrower under any agreement with any Lender for cash management services, including treasury, depository, overdraft, purchasing, credit or debit card, electronic funds transfer and other cash management arrangements, and (d) the due and punctual payment and performance of all other obligations of each Borrower under or pursuant to this Agreement and each of the other Loan Documents.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Rate Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election, and (b) Section 3.03(c)(ii) and clause (b) of the definition of “Benchmark Replacement.”
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06), and (b) Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by a Lender of any Loan Document where such registration submission or filing is or was not required to maintain or preserve the rights of the Lender under such Loan Document.
“Outstanding Amount” means: (a) with respect to Revolving Loans, U.S. Swing Line Loans, and Euro Swing Line Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, U.S. Swing Line Loans and Euro Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate, and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, the applicable U.S. Swing Line Lender, or the applicable Euro Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent, the L/C Issuer, or the applicable Euro Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” has the meaning specified in Section 11.18.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.05;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.05;
(c)    pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in the preceding clause (c)(i);
(d)    pledges and deposits made (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business (but excluding obligations constituting Indebtedness), and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations described in clause (d)(i) above;
(e)    pledges or Liens necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Company or a Subsidiary or required in connection with the institution by the Company or a Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Company or a Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or anybody created or approved by law or governmental regulation in order to entitle the Company or a Subsidiary to maintain self-insurance or to participate in any fund in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;
(f)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.01(i);

(g)    any Lien on property in favor of the United States, or of any agency, department or other instrumentality thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract;
(h)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
(i)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with depository institutions or securities intermediaries; provided that such deposit accounts, securities accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking or other regulations;
(j)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Subsidiaries in the ordinary course of business;
(k)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement;
(l)    any Lien affecting property of the Company or any Subsidiary securing Indebtedness of the United States or a State thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program required in the opinion of the Company to meet environmental criteria with respect to manufacturing or processing operations of the Company or any Subsidiary and the proceeds of which Indebtedness have financed the cost of acquisition of such program, and renewals or extensions of any such Lien that do not extend to additional assets or increase the amount of the obligations secured thereby; and
(m)    contractual rights of set-off not established to secure the payment of Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Company or any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.03.
“Preferred Stock” means any capital stock entitled by its terms to a preference (a) as to dividends, or (b) upon a distribution of assets.
“Priority Indebtedness” means, without duplication, (a)(i) all Indebtedness of any Subsidiary, and (ii) all obligations of any Subsidiary in respect of one or more Hedging Agreements, and (b)(i) all

Indebtedness of the Company or any Subsidiary, and all obligations of the Company or any Subsidiary in respect of one or more Hedging Agreements, secured by any Lien on any asset of the Company or any Subsidiary (other than obligations of the Company under Non-Speculative Hedging Agreements that are secured only by cash or cash equivalents), (ii) all obligations of the Company or any Subsidiary under conditional sale or other title retention agreements relating to property acquired by the Company or such Subsidiary (excluding trade accounts payable incurred in the ordinary course of business), (iii) all Financing Lease Obligations of the Company or any Subsidiary, (iv) all Securitization Transactions of the Company or any Subsidiary, and (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Company or any Subsidiary, whether or not the Indebtedness secured thereby has been assumed by the Company or such Subsidiary.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.03.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.22.
“Qualified Acquisition” means any Acquisition (or series of related Acquisitions consummated in any six (6)-month period) for which the aggregate consideration therefor is in excess of $300,000,000, but only to the extent that at least $300,000,000 of such consideration is (a) funded with the proceeds of Consolidated Total Indebtedness, and/or (b) comprised of Consolidated Total Indebtedness that is assumed in connection with such Acquisition (or series of related Acquisitions); provided, that, for any Acquisition (or series of related Acquisitions) to qualify as a “Qualified Acquisition,” a Responsible Officer of the Company shall have delivered to the Administrative Agent a certificate (i) certifying that such Acquisition (or series of related Acquisitions) meet the criteria set forth in this definition, and (ii) notifying the Administrative Agent that the Company has elected to treat such Acquisition (or series of related Acquisitions) as a “Qualified Acquisition.”
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer, or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Rate” means with respect to any (a) Revolving Loan denominated in Dollars, LIBOR (or any Benchmark Replacement thereto for Revolving Loans denominated in Dollars), (b) Revolving Loans denominated in Sterling, SONIA (or any Successor Rate thereto), (c) Revolving Loan denominated in Euros, EURIBOR (or any Successor Rate thereto), and (d) any Euro Swing Line Loan, LIBOR (or any Benchmark Replacement thereto for Euro Swing Line Loans).
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Request for Credit Extension” means (a) with respect to a Revolving Borrowing, or a conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a U.S. Swing Line Loan, a U.S. Swing Line Loan Notice, and (d) with respect to a Euro Swing Line Loan, a Euro Swing Line Loan Notice.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, that, the amount of any participation in any U.S. Swing Line Loan or any Euro Swing Line Loan and any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable U.S. Swing Line Lender, the applicable Euro Swing Line Lender, or the L/C Issuer, as the case may be, in making such determination.
“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Borrower, the chief executive officer, president, or a Financial Officer of such Borrower (or, solely with respect to the Initial Borrowing Subsidiary, any manager or other authorized representative of the Initial Borrowing Subsidiary), and, solely for purposes of the delivery of incumbency certificates in connection with this Agreement, the secretary or any assistant secretary of such Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.
“Revaluation Date” means: (a) with respect to any Revolving Loan, each of the following: (i) each date of a Revolving Borrowing of an Alternative Currency Loan; (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02; (iii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency; (ii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency; and (iii) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require; and (c) with respect to any Euro Swing Line Loan: (i) each date of a Euro Swing Line Loan Borrowing; and (ii) such additional dates as the Administrative Agent or any Euro Swing Line Lender shall determine or the Required Lenders shall require.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency, and, in the case of Eurodollar Rate Loans or Alternative Currency Term Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of such Lender’s (a) outstanding Revolving Loans at such time, plus (b) participation in L/C Obligations at such time, plus (c) participation in U.S. Swing Line Loans at such time, plus (d) participation in Euro Swing Line Loans at such time.
“Revolving Loan” has the meaning specified in Section 2.01.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent, the L/C Issuer, or the applicable Euro Swing Line Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State to the extent that a U.S. Person would be prohibited from engaging in transactions with such Person, or by the United Nations Security Council, the European Union or any EU member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person fifty percent (50%) or more owned by any such Person or Persons.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Leverage Increase Period” has the meaning specified in Section 7.04.
“Securities Act” means the Securities Act of 1933.
“Securitization Transaction” means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers. The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction, net of any such accounts receivable or interests therein that have been written off as uncollectible.
“Significant Subsidiary” means, at any particular time, (a) each Borrowing Subsidiary at such time, and (b) each other Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC at such time.
“SOFR” has the meaning specified in the definition of “Daily Simple SOFR.”
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.
“SOFR Early Opt-in” means the Administrative Agent and the Company have elected to replace LIBOR pursuant to (a) an Early Opt-in Election, and (b) Section 3.03(c)(i) and clause (a) of the definition of “Benchmark Replacement.”
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, that, if such determination date is not a Business Day, SONIA means such rate that applied on the first (1st) Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.
“Special Notice Currency” means, at any time, any Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Sterling” means the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Successor Rate” has the meaning specified in Section 3.03(b).
“Supported QFC” has the meaning specified in Section 11.22.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means, for the applicable Corresponding Tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the Corresponding Tenor of the shorter duration shall be applied), the forward-looking term rate based on the secured overnight financing rate that has been selected or recommended by the Relevant Governmental Body.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitment of such Lender at such time and the Revolving Credit Exposure of such Lender at such time.
“Total Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Loans as of such date, plus the aggregate Outstanding Amount of all L/C Obligations as of such date.
“Transactions” has the meaning specified in Section 5.02.
“Type” means, with respect to a Revolving Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.
“U.S. Borrower” means any Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a) (30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.
“U.S. Swing Line Borrowing” means a borrowing of a U.S. Swing Line Loan pursuant to Section 2.04.
“U.S. Swing Line Commitment” means, as to any U.S. Swing Line Lender, the amount set forth opposite such U.S. Swing Line Lender’s name on Schedule 2.04 (as such Schedule may be updated from time to time pursuant to this Agreement). The U.S. Swing Line Commitment of any U.S. Swing Line Lender may be modified from time to time by agreement among the Company, the Administrative Agent, and such U.S. Swing Line Lender. Schedule 2.04 shall be deemed to be automatically updated to reflect any modification to any U.S. Swing Line Lender’s U.S. Swing Line Commitment effected pursuant to the immediately preceding sentence.
“U.S. Swing Line Lender” means each of (a) Bank of America, in its capacity as provider of U.S. Swing Line Loans hereunder, (b) U.S. Bank National Association, in its capacity as provider of U.S. Swing Line Loans hereunder, and (c) any Person that becomes a swing line lender hereunder pursuant to Section 2.04(g)(i). The definition of “U.S. Swing Line Lender” shall be deemed to be automatically updated to reflect any replacement or resignation of a U.S. Swing Line Lender pursuant to Section 2.04(g)(i), Section 2.04(h)(i), Section 9.06(d), or Section 11.06(f), as applicable.
“U.S. Swing Line Loan” has the meaning specified in Section 2.04(a)(i).
“U.S. Swing Line Loan Notice” means a notice of a U.S. Swing Line Borrowing pursuant to Section 2.04(b)(i), which shall be substantially in the form of Exhibit D-1 or such other form as approved by the Administrative Agent and the applicable U.S. Swing Line Lender (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“U.S. Swing Line Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $194,000,000, and (b) the amount of the Aggregate Commitments as of such date. The U.S. Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(III).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undisclosed Administration” means, in relation to a solvent Lender organized under the laws of the Netherlands (or any Person that directly or indirectly controls such Lender), the precautionary appointment of an administrator, guardian, custodian or other similar official provisional by a Governmental Authority or instrumentality thereof under or based on the law in the country where such Lender (or such controlling Person) is subject to home jurisdiction supervision, if applicable law requires that such appointment not be disclosed and such appointment has not been disclosed; provided, that, in any such case, such appointment does not result in or provide such Lender (or such controlling Person) with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such controlling Person), or such Governmental Authority or instrumentality thereof, to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender (or such controlling Person).
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(f).

“Voting Shares” means, as to a particular corporation or other Person, outstanding shares of stock or other Equity Interests of any class of such Person entitled to vote in the election of directors, or otherwise to participate in the direction of the management and policies, of such Person, excluding shares or Equity Interests entitled so to vote or participate only upon the happening of some contingency.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Company and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).
1.03Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing financial statements referenced in Section 5.05(a) for the fiscal year of the Company ended December 31, 2020, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, and (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015. Prior to the delivery of financial statements pursuant to Section 6.03(b) for the fiscal quarter of the Company ending September 30, 2021, any calculation or other determination to be made pursuant to this Agreement by reference to the most recent financial statements of the Company shall be calculated or determined, as applicable, by reference to the most recent financial statements of the Company available on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or, if no such financials are available prior to the delivery of financial statements pursuant to Section 6.03(b) for the fiscal quarter of the Company ending September 30, 2021, by reference to the financial statements referenced in Section 5.05(a) for the fiscal quarter of the Company ended March 31, 2021.

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d)Pro Forma Calculations. All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall be calculated after giving pro forma effect thereto as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 6.03(a) or 6.03(b), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, (i) in accordance with Article 11 of Regulation S-X under the Securities Act, if such Material Acquisition or Material Disposition would be required to be given pro forma effect in accordance with Regulation S-X for purposes of preparing the Company’s annual and quarterly reports to the SEC, and (ii) in any event, on a reasonable basis consistent with accepted financial practice. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of twelve (12) months).
1.04Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate,” “Alternative Currency Daily Rate,” “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, any Benchmark Replacement or any Successor Rate) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes or Conforming Changes.
1.08Exchange Rates; Currency Equivalents.
(a)The Administrative Agent, the L/C Issuer, or the applicable Euro Swing Line Lender, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the L/C Issuer, or the applicable Euro Swing Line Lender, as applicable.
(b)Wherever in this Agreement in connection with a Revolving Borrowing of an Alternative Currency Loan, or a conversion, continuation or prepayment of an Alternative Currency Loan, or the issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency, or a Euro Swing Line Borrowing, or the prepayment of Euro Swing Line Loans, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, the L/C Issuer or the applicable Euro Swing Line Loan, as the case may be.
1.09Additional Alternative Currencies.
(a)The Company may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided, that, such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and each Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m. twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Revolving Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in Section 1.09(b) shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Revolving Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend this Agreement to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate, and (ii) to the extent this Agreement has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Revolving Borrowings. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the L/C Issuer may amend this Agreement to the extent necessary to add such currency, and (B) to the extent this Agreement has been amended to reflect such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Company.
1.10Change of Currency.
(a)Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.11Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to a Luxembourg Borrower, a reference to: (a) a liquidator, receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a (i) juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code, (ii) liquidateur appointed under Articles 1100-1 to 1100-15 of the Luxembourg Companies Act, (iii) juge-commissaire and/or liquidateur appointed under Article 1200-1 of the Luxembourg Companies Act, (iv) commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 of the Luxembourg Commercial Code, and (v) judge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code, (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal regulation of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code, or (v) voluntary or compulsory winding-up pursuant to the Luxembourg Companies Act; (c) a guarantee includes if so expressed any guarantee which is independent from the debt to which it relates and excludes in that case any suretyship (cautionnement) within the meaning of articles 2011 and seq. of the Luxembourg civil code; (d) a lien, security or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (e) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) and having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (f) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie arrêt); (g) a set-off includes, for purposes of Luxembourg law, legal set-off; (h) by-laws or constitutional documents includes up-to-date (restated) articles of association (status coordonnés); and (i)a director or a manager includes an administrateur and a gérant.
1.12Blocking Laws. Any provision of Section 5.12, Section 6.02(b), or Section 7.05 shall not apply to, or in favor of, any Person if and to the extent that it would result in a breach by, or in respect of, such Person of any applicable Blocking Law.
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS
2.01Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) in Dollars or in one or more Alternative Currencies to the Borrowers from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, that, after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow Revolving Loans under this Section 2.01, prepay Revolving Loans under Section 2.05, and reborrow Revolving Loans under this Section 2.01. Revolving Loans may be Base Rate Loans, Eurodollar Rate Loans, Alternative Currency Daily Rate Loans, or Alternative Currency Term Rate Loans, as further provided herein.

2.02Revolving Borrowings; Conversions and Continuations of Revolving Loans.
(a)Each Revolving Borrowing, each conversion of Revolving Loans from Eurodollar Rate Loans to Base Rate Loans, each conversion of Revolving Loans from Base Rate Loans to Eurodollar Rate Loans, and each continuation of Eurodollar Rate Loans or Alternative Currency Term Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Revolving Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans, or any conversion of Eurodollar Rate Loans to Base Rate Loans, (ii) three (3) Business Days (or five (5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Revolving Borrowing of Alternative Currency Loans, or any continuation of Alternative Currency Term Rate Loans, and (iii) on the requested date of any Revolving Borrowing of Base Rate Loans. Each Revolving Borrowing of, conversion to, or continuation of Eurodollar Rate Loans, and each Revolving Borrowing of, or continuation of, Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Section 2.03(e)(ii), Section 2.04(c)(i)(A), and Section 2.04(c)(ii)(A), each Revolving Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (A) whether the applicable Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from Eurodollar Rate Loans to Base Rate Loans, a conversion of Revolving Loans from Base Rate Loans to Eurodollar Rate Loans, a continuation of Eurodollar Rate Loans, or a continuation of Alternative Currency Term Rate Loans, (B) the requested date of such Revolving Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the currency and principal amount of Revolving Loans to be borrowed, converted or continued, (D) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto, and (F) the applicable Borrower. If the applicable Borrower fails to specify a currency in a Loan Notice requesting a Revolving Borrowing, then the Revolving Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Revolving Loan in a Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans; provided, that, in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Revolving Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month. If the applicable Borrower requests a Revolving Borrowing of, or continuation of, Alternative Currency Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Except as otherwise provided in this Agreement, no Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be repaid in the original currency of such Revolving Loan and reborrowed in the other currency.
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount and currency of its Applicable Percentage of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Alternative Currency Term Rate

Loans described in Section 2.02(a). In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of Revolving Loans denominated in Dollars, and not later than the Applicable Time, in the case of any Revolving Loan denominated in an Alternative Currency, in each case, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 and Section 4.03 (and, if such Revolving Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, that, that if, on the date the Loan Notice with respect to such Revolving Borrowing denominated in Dollars is given by such Borrower, there are Unreimbursed Amounts outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such Unreimbursed Amounts, and second, shall be made available to such Borrower as provided above.
(c)Except as otherwise provided herein, a Eurodollar Rate Loan or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan or such Alternative Currency Term Rate Loan, as applicable. During the existence of a Default, no Revolving Loans may be requested as, converted to, or continued as Eurodollar Rate Loans or Alternative Currency Term Rate Loans, as applicable, without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then-outstanding Eurodollar Rate Loans and Alternative Currency Term Rate Loans be prepaid, or, in the case of Alternative Currency Term Rate Loans, redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then-current Interest Period with respect thereto.
(d)After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans of the same Type, there shall not be more than five (5) Interest Periods in effect with respect to the Revolving Loans.
(e)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Revolving Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.
(f)With respect to any Alternative Currency Daily Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.

(g)For the avoidance of doubt, this Section 2.02 shall not apply to U.S. Swing Line Loans or Euro Swing Line Loans.
2.03Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, in addition to the Revolving Loans provided for in Section 2.01, any Borrower may request the L/C Issuer, in reliance on the agreements of the Lenders set forth in this Section 2.03, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or an Alternative Currency for its own account or the account of any of its Subsidiaries in such form as is acceptable to the L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Aggregate Commitments.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the applicable Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.03(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, the applicable Borrower also shall submit a Letter of Credit Application and reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application, any reimbursement agreement, any other Issuer Document or any other agreement submitted by such Borrower to, or entered into by such Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
If the applicable Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit shall permit the L/C Issuer to prevent any such extension at least once in each twelve (12)-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12)-month period to be agreed upon by such Borrower and the L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, such Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided, that, the L/

C Issuer shall not (i) permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date), or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension, or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment.
(i)A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (A) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed its L/C Commitment, (B) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (C) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (D) the Total Outstandings shall not exceed the Aggregate Commitments.
(ii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;
(D)any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral,

satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either such Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(E)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iii)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve (12) months after the thencurrent expiration date of such Letter of Credit), and (ii) the date that is five (5) Business Days prior to the Maturity Date.
(e)Participations.
(i)By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Lender, and each Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(e)(i) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit, the occurrence and continuance of a Default, a reduction of any Commitments, or the termination of the Aggregate Commitments. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the provisions of this Agreement.
(ii)In consideration and in furtherance of the foregoing, upon receipt of any Non-Reimbursement Notice, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer not later than 1:00 p.m. on the Business Day specified in such Non-Reimbursement Notice, until such L/C Disbursement is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be refunded to such Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 (but without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans) with respect to Revolving Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this Section 2.03(e)(ii)). The Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Lenders have made payments pursuant to this Section 2.03(e) to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this Section 2.03(e) to reimburse the L/C Issuer for any L/C Disbursement (other than, for the avoidance of doubt, any Revolving Loan made by a Lender pursuant to the first proviso set forth in Section 2.03(f)) shall not constitute a Revolving Loan and, in any event, shall not relieve the applicable Borrower of its obligation to reimburse such L/C Disbursement.
(iii)If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the applicable Overnight Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(e)(iii) shall be conclusive absent manifest error.
(f)Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse the L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that such Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time; provided, that, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Revolving Borrowing of Base Rate Loans in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing of Base Rate Loans. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof (each such notice, a “Non-Reimbursement Notice”). Promptly upon receipt of any Non-Reimbursement Notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the Aggregate Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if promptly confirmed in writing;

provided, that, the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(g)Obligations Absolute. The applicable Borrower’s obligation to reimburse L/C Disbursements as provided in Section 2.03(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:
(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of any Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice any Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;
(vii)payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(ix)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder.
(h)Examination. The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. The applicable Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(i)Liability. None of the Administrative Agent, any Lender, the L/C Issuer, or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.03(g)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided, that, the foregoing shall not be construed to excuse the L/C Issuer from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable Law) suffered by such Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination, and that: (i) the L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation; (ii) the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit; (iii) the L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (iv) this sentence shall establish the standard of care to be exercised by the L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Administrative Agent, any Lender, the L/C Issuer or any of their respective Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) the L/C Issuer declining to take-up documents and make payment (1) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, or (2) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents, or (C) the L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer.
(j)Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to any Borrower for, and the L/C Issuer’s rights and remedies against a Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(k)Benefits. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.
(l)Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.17, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first (1st) Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(m)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The applicable Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit at the rate per annum equal to the percentage separately agreed upon between such Borrower and the L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first (1st) Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the applicable Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(n)Disbursement Procedures. The L/C Issuer shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. The L/C Issuer shall promptly after such examination notify the Administrative Agent and the applicable Borrower in writing of such demand for payment if the L/C Issuer has made or will make an L/C Disbursement thereunder; provided, that, any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement.
(o)Interim Interest. If the L/C Issuer shall make any L/C Disbursement, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided, that, if such Borrower fails to reimburse such L/C Disbursement when due pursuant to Section 2.03(f), then Section 2.08(b) shall apply. Interest accrued pursuant to this Section 2.03(o) shall be for account of the L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.03(f) to reimburse the L/C Issuer shall be for account of such Lender to the extent of such payment.
(p)Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced L/C Issuer, and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter, and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuers, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Schedule 2.03 shall be deemed to be automatically updated to reflect the L/C Commitment of any Person that becomes the L/C Issuer after the Closing Date pursuant to this Section 2.03(p).
(q)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Obligations representing at least fifty percent (50%) of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this Section 2.03(q), the Company shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent an amount in cash equal to the Minimum Collateral Amount; provided, that, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described Section 8.01(g) or (f). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. In addition, and without limiting the foregoing or Section 2.03(d), if any L/C Obligations remain outstanding after the expiration date specified in Section 2.03(d), the Company shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent an amount in cash equal to the Minimum Collateral Amount as collateral for such L/C Obligations.
The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over any Cash Collateral deposited pursuant to this Section 2.03(q). Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the accounts into which such Cash Collateral is deposited. Cash Collateral deposited pursuant to this Section 2.03(q) shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing at least fifty percent (50%) of the total L/C Obligations), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Company is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived.
(r)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse, indemnify and compensate the L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issues solely for the account of a Borrower. Each Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04U.S. Swing Line Loans; Euro Swing Line Loans.
(a)The Swing Line.
(i)U.S. Swing Line Loans. Subject to the terms and conditions set forth herein, each U.S. Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “U.S. Swing Line Loan”) to the Company in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit; provided, that, (A) after giving effect to any U.S. Swing Line Loan, (1) the Total Outstandings shall not exceed the Aggregate Commitments, (2) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (3) the aggregate amount of the outstanding U.S. Swing Line Loans issued by any U.S. Swing Line Lender shall not exceed such U.S. Swing Line Lender’s U.S. Swing Line Commitment, (B) the Company shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan, and (C) no U.S. Swing Line Lender shall be under any obligation to make any U.S. Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow U.S. Swing Line Loans under this Section 2.04(a)(i), prepay U.S. Swing Line Loans pursuant to Section 2.05, and reborrow U.S. Swing Line Loans under this Section 2.04(a)(i). Immediately upon the making of a U.S. Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable U.S. Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such U.S. Swing Line Loan.
(ii)Euro Swing Line Loans. Subject to the terms and conditions set forth herein, each Euro Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, agrees to make loans (each such loan, a “Euro Swing Line Loan”) to any Borrower in Euros from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Euro Swing Line Sublimit; provided, that, (A) after giving effect to any Euro Swing Line Loan, (1) the Total Outstandings shall not exceed the Aggregate Commitments, (2) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (3) the Dollar Equivalent of the aggregate amount of the outstanding Euro Swing Line Loans issued by any Euro Swing Line Lender shall not exceed such Euro Swing Line Lender’s Euro Swing Line Commitment, and (B) no Euro Swing Line Lender shall be under any obligation to make any Euro Swing Line Loan (1) to refinance an outstanding Euro Swing Line Loan, or (2) if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, each Borrower may borrow Euro Swing Line Loans under this Section 2.04(a)(ii), prepay Euro Swing Line Loans pursuant to Section 2.05, and reborrow Euro Swing Line Loans under this Section 2.04(a)(ii). Immediately upon the making of a Euro Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Euro Swing Line Lender a risk participation in such Euro Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Euro Swing Line Loan.
(b)Swing Line Borrowing Procedures.
(i)Each U.S. Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the applicable U.S. Swing Line Lender and the Administrative

Agent, which may be given by telephone or by a U.S. Swing Line Loan Notice; provided, that, any telephonic notice must be confirmed promptly by delivery to the applicable U.S. Swing Line Lender and the Administrative Agent of a U.S. Swing Line Loan Notice. Each U.S. Swing Line Loan Notice must be received by the applicable U.S. Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the applicable U.S. Swing Line Lender of any U.S. Swing Line Loan Notice, such U.S. Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such U.S. Swing Line Loan Notice and, if not, such U.S. Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the applicable U.S. Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed U.S. Swing Line Borrowing (1) directing such U.S. Swing Line Lender not to make such U.S. Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a)(i), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the applicable U.S. Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such U.S. Swing Line Loan Notice, make the amount of its U.S. Swing Line Loan available to the Company by (x) crediting the account of the Company on the books of the applicable U.S. Swing Line Lender with the amount of such funds, or (y) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the applicable U.S. Swing Line Lender by the Company.
(ii)Each Euro Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the applicable Euro Swing Line Lender (with such notice also being delivered to each other Euro Swing Line Lender) and the Administrative Agent, which may be given by telephone or by a Euro Swing Line Loan Notice; provided, that, any telephonic notice must be confirmed promptly by delivery to the applicable Euro Swing Line Lender (and each other Euro Swing Line Lender) and the Administrative Agent of a Euro Swing Line Loan Notice. Each Euro Swing Line Loan Notice must be received not later than 10:00 a.m., London time, on the requested borrowing date, and shall specify (A) the name of the applicable Borrower, (B) the name of the applicable Euro Swing Line Lender to advance the requested Euro Swing Line Loan, (C) the amount to be borrowed, which amount shall be a minimum of the Dollar Equivalent of $5,000,000 (or such smaller amount as may be agreed by the applicable Euro Swing Line Lender), (D) the requested borrowing date, which shall be a Business Day, and (E) the location and number of such Borrower’s account to which funds are to be disbursed. Unless the applicable Euro Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 11:00 a.m., London time, on the date of the proposed Euro Swing Line Borrowing (1) directing such Euro Swing Line Lender not to make such Euro Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a)(ii), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, such Euro Swing Line Lender shall, promptly after receipt of the applicable Euro Swing Line Loan Notice with respect to such Euro Swing Line Borrowing, make such Euro Swing

Line Loan to the applicable Borrower by means of a wire transfer to the account specified in such Euro Swing Line Loan Notice.
(c)Refinancing.
(i)Refinancing of U.S. Swing Line Loans.
(A)Each U.S. Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes each U.S. Swing Line Lender to so request on its behalf), that each Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of such U.S. Swing Line Lender’s U.S. Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The applicable U.S. Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable U.S. Swing Line Loan) for the account of the applicable U.S. Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(i)(B), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable U.S. Swing Line Lender.
(B)If for any reason any U.S. Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i)(A), the request for Revolving Loans that are Base Rate Loans submitted by the applicable U.S. Swing Line Lender as set forth herein shall be deemed to be a request by such U.S. Swing Line Lender that each of the Lenders fund its risk participation in the relevant U.S. Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of such U.S. Swing Line Lender pursuant to Section 2.04(c)(i)(A) shall be deemed payment in respect of such participation.
(C)If any Lender fails to make available to the Administrative Agent for the account of the applicable U.S. Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c)(i) by the time specified in Section 2.04(c)(i)(A), the applicable U.S. Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such U.S. Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the applicable U.S. Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such U.S. Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant U.S. Swing Line Loan, as the case may be. A certificate of any U.S. Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(i)(C) shall be conclusive absent manifest error.
(D)Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in U.S. Swing Line Loans pursuant to this Section 2.04(c)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any U.S. Swing Line Lender, the Company or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c)(i) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay U.S. Swing Line Loans, together with interest as provided herein.
(ii)Refinancing of Euro Swing Line Loans.
(A)Each Euro Swing Line Lender at any time in its sole discretion may request, no later than 12:00 p.m., London time, on any Business Day, on behalf of the applicable Borrower(s) (and the Borrowers hereby irrevocably authorizes each Euro Swing Line Lender to so request on its behalf), that each Lender make a Revolving Loan that is an Alternative Currency Term Rate Loan (with in Interest Period of one (1) month) denominated in Euro in an amount equal to such Lender’s Applicable Percentage of the amount of such Euro Swing Line Lender’s Euro Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Alternative Currency Term Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The applicable Euro Swing Line Lender shall furnish the applicable Borrower(s) with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Euro Swing Line Loan) for the account of the applicable Euro Swing Line Lender at the Administrative Agent’s Office for Euro-denominated payments not later than 5:00 p.m., London time, on the Business Day such Loan

Notice is received (if such Loan Notice was received by 12:00 p.m., London time, on such Business Day) or 10:00 a.m., London time, on the immediately succeeding Business Day (if such Loan Notice was received after 12:00 p.m., London time), as applicable, whereupon, subject to Section 2.04(c)(ii)(B), each Lender that so makes funds available shall be deemed to have made a Revolving Loan that is an Alternative Currency Term Rate Loan denominated in Euros to the applicable Borrower(s) in such amount. The Administrative Agent shall remit the funds so received to the applicable Euro Swing Line Lender.
(B)If for any reason any Euro Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(ii)(A), the request for Revolving Loans that are Alternative Currency Term Rate Loans submitted by the applicable Euro Swing Line Lender as set forth herein shall be deemed to be a request by such Euro Swing Line Lender that each of the Lenders fund its risk participation in the relevant Euro Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of such Euro Swing Line Lender pursuant to Section 2.04(c)(ii)(A) shall be deemed payment in respect of such participation.
(C)If any Lender fails to make available to the Administrative Agent for the account of the applicable Euro Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c)(ii) by the time specified in Section 2.04(c)(ii)(A), the applicable Euro Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Euro Swing Line Lender at a rate per annum equal to the greater of the applicable Overnight Rate from time to time in effect and a rate determined by the applicable Euro Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Euro Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Euro Swing Line Loans, as the case may be. A certificate of any Euro Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(ii)(C) shall be conclusive absent manifest error.
(D)Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Euro Swing Line Loans pursuant to this Section 2.04(c)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Euro Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c)(ii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Euro Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)Repayment of Participations in U.S. Swing Line Loans.
(A)At any time after any Lender has purchased and funded a risk participation in a U.S. Swing Line Loan, if the applicable U.S. Swing Line Lender receives any payment on account of such U.S. Swing Line Loan, such U.S. Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by such U.S. Swing Line Lender.
(B)If any payment received by the applicable U.S. Swing Line Lender in respect of principal or interest on any U.S. Swing Line Loan is required to be returned by such U.S. Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such U.S. Swing Line Lender in its discretion), each Lender shall pay to the applicable U.S. Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of such U.S. Swing Line Lender. The obligations of the Lenders under this Section 2.04(d)(i)(B) shall survive the payment in full of the Obligations arising under the Loan Documents and the termination of this Agreement.
(ii)Repayment of Participations in Euro Swing Line Loans.
(A)At any time after any Lender has purchased and funded a risk participation in a Euro Swing Line Loan, if the applicable Euro Swing Line Lender receives any payment on account of such Euro Swing Line Loan, such Euro Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by such Euro Swing Line Lender.
(B)If any payment received by the applicable Euro Swing Line Lender in respect of principal or interest on any Euro Swing Line Loan is required to be returned by such Euro Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such Euro Swing Line Lender in its discretion), each Lender shall pay to the applicable Euro Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Administrative Agent will make such demand upon the request of such Euro Swing Line Lender. The obligations of the Lenders under this Section 2.04(d)(ii)(B) shall survive the payment in full of the Obligations arising under the Loan Documents and the termination of this Agreement.
(e)Interest for Account of Swing Line Lenders.

(i)Each U.S. Swing Line Lender shall be responsible for invoicing the Company for interest on the applicable U.S. Swing Line Loans. Until each Lender funds its Revolving Loan that is a Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any U.S. Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the applicable U.S. Swing Line Lender.
(ii)Each Euro Swing Line Lender shall be responsible for invoicing the applicable Borrowers for interest on the applicable Euro Swing Line Loans. Until each Lender funds its Revolving Loan that is an Alternative Currency Term Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Euro Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the applicable Euro Swing Line Lender.
(f)Payments Directly to Swing Line Lenders.
(i)The Company shall make all payments of principal and interest in respect of the U.S. Swing Line Loans directly to the applicable U.S. Swing Line Lender.
(ii)The Borrowers shall make all payments of principal and interest in respect of the Euro Swing Line Loans directly to the applicable Euro Swing Line Lender.
(g)Replacement of Swing Line Lenders.
(i)Any U.S. Swing Line Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced U.S. Swing Line Lender, and a successor U.S. Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of a U.S. Swing Line Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced U.S. Swing Line Lender pursuant to Section 2.08. From and after the effective date of any such replacement, (A) the successor U.S. Swing Line Lender shall have all the rights and obligations of the replaced U.S. Swing Line Lender under this Agreement with respect to U.S. Swing Line Loans made thereafter, and (B) references herein to the term “U.S. Swing Line Lender” shall be deemed to refer to such successor or to any previous U.S. Swing Line Lender, or to such successor and all previous U.S. Swing Line Lenders, as the context shall require. After the replacement of a U.S. Swing Line Lender hereunder, the replaced U.S. Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a U.S. Swing Line Lender under this Agreement with respect to U.S. Swing Line Loans made by it prior to its replacement, but shall not be required to make additional U.S. Swing Line Loans. Schedule 2.04 shall be deemed to be automatically updated to reflect the U.S. Swing Line Commitment of any Person that becomes a U.S. Swing Line Lender after the Closing Date pursuant to this Section 2.04(g)(i).
(ii)Any Euro Swing Line Lender may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Euro Swing Line Lender, and a successor Euro Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Euro Swing Line Lender. At the time any such replacement shall become effective, the applicable Borrowers shall pay all unpaid interest accrued for the account of the replaced Euro Swing Line Lender pursuant to Section 2.08. From and after the effective date of any such replacement, (A) the successor Euro Swing Line Lender shall have all the rights and obligations of the replaced Euro Swing Line Lender under this Agreement with respect to Euro Swing Line Loans made thereafter, and (B) references herein to the term “Euro Swing Line Lender” shall be deemed to refer to such successor or to any previous Euro Swing Line Lender, or to such successor and all previous Euro Swing Line Lenders, as the context shall require. After the replacement of a Euro Swing Line Lender hereunder, the replaced Euro Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Euro Swing Line Lender under this Agreement with respect to Euro Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Euro Swing Line Loans. Schedule 2.04 shall be deemed to be automatically updated to reflect the Euro Swing Line Commitment of any Person that becomes a Euro Swing Line Lender after the Closing Date pursuant to this Section 2.04(g)(ii).
(h)Resignation of Swing Line Lenders.
(i)In addition to the rights of any U.S. Swing Line Lender pursuant to Section 9.06(d) and Section 11.06(f), subject to the appointment and acceptance of a successor U.S. Swing Line Lender, any U.S. Swing Line Lender may resign as a U.S. Swing Line Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent and the Company, in which case, such U.S. Swing Line Lender shall be replaced in accordance with Section 2.04(g)(i).
(ii)In addition to the rights of any Euro Swing Line Lender pursuant to Section 9.06(d) and Section 11.06(f), subject to the appointment and acceptance of a successor Euro Swing Line Lender, any Euro Swing Line Lender may resign as a Euro Swing Line Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent and the Borrowers, in which case, such Euro Swing Line Lender shall be replaced in accordance with Section 2.04(g)(ii).
2.05Prepayments.
(a)Each Borrower may, upon notice (which notice shall be in a form acceptable to the Administrative Agent) to the Administrative Agent, at any time or from time to time, voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the Administrative Agent: (i) such notice must be received by the Administrative Agent not later than 12:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans, (B) four (4) Business Days (or five (5) Business Days, in the case of prepayment of Revolving Loans denominated in Special Notice Currencies) prior to any date of prepayment of any Alternative Currency Loans, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date, amount and currency of such prepayment and the Type(s) of Revolving Loans to be prepaid, and if Eurodollar Rate Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such

Revolving Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Revolving Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)The Company may, upon notice (which notice shall be in a form acceptable to the applicable U.S. Swing Line Lender and the Administrative Agent) to the applicable U.S. Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay U.S. Swing Line Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the applicable U.S. Swing Line Lender, (i) such notice must be received by the applicable U.S. Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)Each Borrower may, upon notice (which notice shall be in a form acceptable to the applicable Euro Swing Line Lender and the Administrative Agent) to the applicable Euro Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Euro Swing Line Loans in whole or in part without premium or penalty; provided, that, unless otherwise agreed by the applicable Euro Swing Line Lender, (i) such notice must be received by the applicable Euro Swing Line Lender and the Administrative Agent not later than 10:00 a.m., London time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(d)If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, that, the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(d) unless after the prepayment in full of the Revolving Loans, the U.S. Swing Line Loans, and the Euro Swing Line Loans, the Total Outstandings at such time exceed the Aggregate Commitments then in effect.
2.06Termination or Reduction of Aggregate Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided, that, unless otherwise agreed by the Administrative Agent: (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction; (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof; (c) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the

Aggregate Commitments; and (d) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit, the U.S. Swing Line Sublimit, or the Euro Swing Line Sublimit exceeds the amount of the Aggregate Commitments, the Letter of Credit Sublimit, the U.S. Swing Line Sublimit, or the Euro Swing Line Sublimit, as applicable, shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
2.07Repayment of Loans.
(a)Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans made to such Borrower outstanding on such date.
(b)The Company shall repay each U.S. Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such U.S. Swing Line Loan is made, and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of any U.S. Swing Line Lender, the Company shall repay the outstanding U.S. Swing Line Loans made by such U.S. Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such U.S. Swing Line Loans.
(c)The Company shall repay each Euro Swing Line Loan on the earlier to occur of (i) the date fifteen (15) Business Days after such Euro Swing Line Loan is made, and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of any Euro Swing Line Lender, the Company shall repay the outstanding Euro Swing Line Loans made by such Euro Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Euro Swing Line Loans.
2.08Interest.
(a)Subject to the provisions of Section 2.08(b): (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; (v) each U.S. Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (vi) each Euro Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Euro Overnight Rate plus the Applicable Rate.
(b)(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations under the Loan Documents at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09Fees. In addition to certain fees described in Section 2.03:
(a)Facility Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee (the “Facility Fee”) in Dollars equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Total Outstandings), regardless of usage, subject to adjustment as provided in Section 2.17. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as there are Total Outstandings), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees.
(i)    The Company shall pay to BofA Securities and the Administrative Agent, for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)The Company shall pay to each Arranger, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(iii)The Company shall pay to the Lenders, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10Computation of Interest and Fees. All computations of interest for: (a) Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate), U.S. Swing Line Loans, and Euro Swing Line Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed; and (b) Alternative Currency Daily Rate Loans shall be made on the basis of a year of 365 days and actual days elapsed; and all other computations of fees and interest, including those with respect to Eurodollar Rate Loans and Alternative Currency Term Rate Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency, and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, U.S. Swing Line Loans, and Euro Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after (i) 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall, in each case, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing of Eurodollar Rate Loans or Alternative Currency Loans (or, in the case of any Revolving Borrowing of Base Rate Loans, prior to 12:00 p.m. on the date of such Revolving Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Revolving Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Revolving Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of any Lender or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the applicable Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (C) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to any Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit, U.S. Swing Line Loans, and Euro Swing Line Loans, and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in L/C Obligations, in U.S. Swing Line Loans or in Euro Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in L/C Obligations, in U.S. Swing Line Loans, and in Euro Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them; provided, that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations, in U.S. Swing Line Loans, or in Euro Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary (as to which the provisions of this Section 2.13 shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
2.14Extension of Maturity Date.
(a)The Company may, on not more than three (3) occasions during the term of this Agreement, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than thirty (30) days and not more than ninety (90) days prior to any anniversary of the Closing Date, request that the Lenders extend the then-existing Maturity Date and the Commitments for an additional period of one (1) year. Each Lender shall, by notice to the Administrative Agent given not later than the twentieth (20th) day after the date of the Administrative Agent’s receipt of the Company’s extension request, advise the Administrative Agent whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to an extension request, then the then-existing Maturity Date shall, as to the Consenting Lenders, be extended to the first (1st) anniversary of the then-existing Maturity Date. The decision to agree or withhold agreement to any Maturity Date extension shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the accounts of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date, the Borrowers shall also make such other prepayments of their Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the Total Credit Exposures of all Lenders shall not exceed the Aggregate Commitments. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to Section 11.13, at any time prior to the Existing Maturity Date, to replace any Declining Lender with a Lender or other Person that will agree to a request for the extension of the Maturity Date, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, no extension of the Maturity Date pursuant to this Section 2.14(a) shall become effective unless (i) with respect to each Borrower then existing at such time, the Administrative Agent shall have received deliverables of the type required pursuant to Section 4.01(c) and, if reasonably requested by the Administrative Agent, favorable written opinions of counsel to the Borrowers addressed to the Administrative Agent, the Lenders and the L/C Issuer, in form and substance satisfactory to the Administrative Agent and (ii) on the anniversary of the Closing Date that immediately follows the date on which the Company delivers the applicable request for extension of the then-existing Maturity Date, after giving effect to such extension, (A) the representations and warranties contained in this Agreement or any other Loan Document shall (1) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (2) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14(a), the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.03(a) and (b), respectively, and (B) no Default shall exist, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company.
(b)Notwithstanding anything to the contrary set forth in this Section 2.14, the Maturity Date (without taking into consideration any extension pursuant to this Section 2.14), as such term is used in reference to the L/C Issuer or any Letters of Credit issued by the L/C Issuer, or in reference to any U.S. Swing Line Lender or any U.S. Swing Line Loans made by such U.S. Swing Line Lender, or in reference to any Euro Swing Line Lender or any Euro Swing Line Loans made by such Euro Swing Line Lender, may not be extended without the prior written consent of the L/C Issuer, such U.S. Swing Line Lender, or such Euro Swing Line Lender, as applicable (it being understood and agreed that, in the event the L/C Issuer, any U.S. Swing Line Lender, or any Euro Swing Line Lender, as applicable, shall not have consented to any such extension, (i) the L/C Issuer shall continue to have all the rights and obligations of the L/C Issuer hereunder, such U.S. Swing Line Lender shall continue to have all the rights and obligations of a U.S. Swing Line Lender hereunder, and such Euro Swing Line Lender shall continue to have all the rights and obligations of a Euro Swing Line Lender hereunder, in each case through the applicable Existing Maturity Date and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit, to make any U.S. Swing Line Loan, or to make any Euro Swing Line Loan, as applicable (but shall, in each case, continue to be entitled to the benefits of this Agreement as to Letters of Credit issued by it, U.S. Swing Line Loans made by it, or Euro Swing Line Loans made by it, as applicable, prior to such time), and (ii) the Borrowers shall cause all L/C Obligations attributable to Letters of Credit issued by the L/C Issuer to be zero no later than the day on which such L/C Obligations would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to any effectiveness of the extension of the applicable Existing Maturity Date pursuant to this Section 2.14 (and, in any event, no later than the applicable Existing Maturity Date)).
(c)In connection with any extension of the Maturity Date pursuant to this Section 2.14, the Company, the Administrative Agent and each extending Lender, without the consent of any other party to this Agreement, may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence such extension. This Section 2.14 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
2.15Increase in Aggregate Commitments.
(a)The Company may, by written notice to the Administrative Agent, executed by the Company and one or more financial institutions (any such financial institution, which may include any Lender, being called an “Increasing Lender”), cause Commitments to be extended by the Increasing Lenders in an amount for each Increasing Lender set forth in such notice; provided, that, (i) the aggregate amount of all new Commitments established pursuant to increases effected pursuant to this Section 2.15 during the term of this Agreement shall in no event exceed $350,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall (A) have a Commitment, immediately after the effectiveness of such increase, of at least $25,000,000, (B) be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the L/C Issuer, each U.S. Swing Line Lender, and each Euro Swing Line Lender, and (C) become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Company (each, an “Accession Agreement”), and (iii) the decision of any existing Lender to become an Increasing Lender shall be in the sole discretion of such Lender, and no existing Lender shall be required to increase its Commitment hereunder. New Commitments and increases in Commitments pursuant to this Section 2.15 shall become effective on the date specified in the applicable notices delivered pursuant to this Section 2.15, subject to the satisfaction of the conditions set forth in Section 2.15(b). Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (1) such Increasing Lender shall thereafter be deemed to be a party to this Agreement as a Lender and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder, and (2) Schedule 2.01 shall be deemed to have been amended to reflect the Commitment of such Increasing Lender as provided in such Accession Agreement. Upon the effectiveness of any increase pursuant to this Section 2.15, with respect to the Commitment of a Lender already a party hereto that is being increased pursuant to such increase, Schedule 2.01 shall be deemed to have been amended to reflect the increased Commitment of such Lender.
(b)No increase in the Aggregate Commitments (or in the Commitment of any Lender) shall become effective pursuant to this Section 2.15 unless, on the effective date of such increase, (i) with respect to each Borrower then existing at such time, the Administrative Agent shall have received documents consistent with those delivered on the Closing Date pursuant to Section 4.01(c) and, if reasonably requested by the Administrative Agent, favorable written opinions of counsel to the Borrower, dated as of the effective date of such increase and addressed to the Administrative Agent, the L/C Issuer and each Lender, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) after giving effect to such increase, (A) the representations and warranties contained in this Agreement or any other Loan Document shall (1) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the effective date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (2) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the effective date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15(b)(ii)(A), the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.03(a) and (b), respectively, and (B) no Default shall exist, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company.
(c)In connection with any increase pursuant to this Section 2.15, the Borrowers shall prepay any Revolving Loans outstanding on the effective date of such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Commitments arising from any non-ratable increase in the Aggregate Commitments pursuant to this Section 2.15.
(d)In connection with any increase in the Aggregate Commitments pursuant to this Section 2.15, the Company, the Administrative Agent and each Increasing Lender with respect to such increase, without the consent of any other party to this Agreement, may make such amendments to this Agreement as the Administrative Agent determines to be reasonably necessary to evidence such increase. This Section 2.15 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
2.16Cash Collateral.
(a)Obligation to Cash Collateralize. In addition to the obligations set forth in Section 2.03(q), at any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Company shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds an amount equal to one hundred five percent (105%) of the Letter of Credit Sublimit then in effect, then within two (2) Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(b)Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer, and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount (or otherwise less than the amount then required to be provided), the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest-bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, that, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.17Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to

Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer, any U.S. Swing Line Lender, and any Euro Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer, the U.S. Swing Line Lender, and the Euro Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer, such U.S. Swing Line Lender, or such Euro Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, (A) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations, in U.S. Swing Line Loans, and in Euro Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)Each Defaulting Lender shall be entitled to receive Facility Fees for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(C)With respect to any Facility Fee or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to Section 2.17(a)(iii)(A) or (a)(iii)(B), the Company shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations, in U.S. Swing Line Loans, or in Euro Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.17(a)(iv), (2) pay to the L/C Issuer, each U.S. Swing Line Lender, and each Euro Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s, such U.S. Swing Line Lender’s or such Euro Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations, in U.S. Swing Line Loans, and in Euro Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.17(a)(iv) cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay (1) U.S. Swing Line Loans in an amount equal to the U.S. Swing Line Lenders’ Fronting Exposure, and (2) Euro Swing Line Loans in an amount equal to the Euro Swing Line Lenders’ Fronting Exposure, and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)Defaulting Lender Cure. If the Company, the Administrative Agent, the L/C Issuer, each U.S. Swing Line Lender, and each Euro Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit, in U.S. Swing Line Loans and in Euro Swing Line Loans to be held pro rata by the

Lenders in accordance with the Commitments (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Letters of Credit; New Swing Line Loans. So long as any Lender is a Defaulting Lender, (i) the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto, (ii) no U.S. Swing Line Lender shall be required to fund any U.S. Swing Line Loan unless it is satisfied that it will have no Fronting Exposure after giving effect to such U.S. Swing Line Loan, and (iii) no Euro Swing Line Lender shall be required to fund any Euro Swing Line Loan unless it is satisfied that it will have no Fronting Exposure after giving effect to such Euro Swing Line Loan.
2.18Borrowing Subsidiaries.
(a)The Company may at any time and from time to time designate any Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company. As soon as practicable upon receipt thereof, the Administrative Agent shall post a copy of such Borrowing Subsidiary Agreement for review by the Lenders. Each Borrowing Subsidiary Agreement shall become effective on the date ten (10) Business Days after it has been posted by the Administrative Agent (but in no event before the fifth (5th) Business Day after the receipt by (i) the Administrative Agent or any Lender, to the extent requested by the Administrative Agent or such Lender, of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) the Administrative Agent and any Lender, to the extent requested by the Administrative Agent or such Lender, of a Beneficial Ownership Certification with respect to such Subsidiary, to the extent such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation) unless prior thereto the Administrative Agent shall have received written notice from any Lender (A) that it is unlawful under Federal or applicable state or foreign law for such Lender to make Loans or otherwise extend credit to or do business with such Subsidiary as provided herein, or (B) solely with respect to any such Subsidiary that is organized under the laws of a jurisdiction outside of the United States, that such Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located (a “Notice of Objection”), in which case such Borrowing Subsidiary Agreement shall not become effective until such time as such Lender withdraws such Notice of Objection or ceases to be a Lender hereunder. Upon the effectiveness of a Borrowing Subsidiary Agreement as provided in the preceding sentence, the applicable Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. In the event that a Lender submits a Notice of Objection, the Company shall have the right to replace such Lender in accordance with Section 11.13.
(b)Upon the execution by the Company and a Borrowing Subsidiary and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to such Borrowing

Subsidiary, such Borrowing Subsidiary shall cease to be a Borrowing Subsidiary hereunder; provided, that, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary’s right to obtain further Loans or Letters of Credit under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary or any Letter of Credit issued for the account of such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.
(c)Each Subsidiary that is or becomes a Borrowing Subsidiary pursuant to this Section 2.18 hereby irrevocably appoints the Company to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Company may execute such documents on behalf of such Borrowing Subsidiary as the Company deems appropriate in its sole discretion and each Borrowing Subsidiary shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent, any Lender, or the L/C Issuer to the Company shall be deemed delivered to each Borrowing Subsidiary, and (iii) the Administrative Agent, any Lender, or the L/C Issuer may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of each Borrowing Subsidiary. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, no Foreign Borrower shall be liable for any Obligations of any other Borrower, and all amounts required to be paid by any Foreign Borrower under this Agreement or any other Loan Document shall be applied only to Obligations of such Foreign Borrower and shall not be applied to any Obligations of any other Borrower.
(d)On the Closing Date, the only Borrowing Subsidiary is the Initial Borrowing Subsidiary.
(e)In connection with addition of any Borrowing Subsidiary to this Agreement pursuant to this Section 2.18, the Company and the Administrative Agent, without the consent of any other party to this Agreement, may make such amendments to this Agreement as the Company and the Administrative Agent determine to be reasonably necessary to add such Borrowing Subsidiary as a Borrower under this Agreement. This Section 2.18 shall supersede any provisions in Section 11.01 to the contrary.
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Borrowers. Each of the Borrowers shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(g)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that, such Borrower, upon the request of the Recipient, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(h), in no event will the applicable Recipient be required to pay any amount to any Borrower pursuant to this Section 3.01(h) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.
(i)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations arising under the Loan Documents.
3.02Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon a Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or Alternative Currency Loans in the affected currency or currencies or to convert Base Rate Loans to Eurodollar Rate Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Alternative Currency Loans or Euro Swing Line Loans in the affected currency or currencies or, if applicable in the case of Eurodollar Rate Loans, convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates.
(a)If in connection with any request for a Eurodollar Rate Loan, an Alternative Currency Loan or a Euro Swing Line Loan, or in connection with a request for a conversion of Base Rate Loans to Eurodollar Rate Loans, or in connection with a request for continuation of any such Eurodollar Rate Loans or Alternative Currency Loans, as applicable, (i) the Administrative Agent determines that (A) no Benchmark Replacement or Successor Rate, as applicable, for the Relevant Rate for the applicable currency has been determined in accordance with Section 3.03(b) or Section 3.03(c), as applicable, and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Eurodollar Rate Loan, a proposed Alternative Currency Loan, or a proposed Euro Swing Line Loan, or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Relevant Rate with respect to a proposed Revolving Loan or Euro Swing Line Loan for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Revolving Loan or Euro Swing Line Loan, the Administrative Agent will promptly so notify the Company and each Lender.
Thereafter, (i) the obligation of the Lenders to make or maintain Revolving Loans or Euro Swing Line Loans in the affected currency or currencies or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended (to the extent of the affected Loans or Interest Periods or determination dates, as applicable), and (ii) in the event of a determination described in the preceding paragraph with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (a)(ii) of the preceding paragraph, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a Revolving Borrowing of, or conversion to, Eurodollar Rate Loans, or any pending request for a Revolving Borrowing of, or a continuation of Alternative Currency Loans, or any pending request for a Euro Swing Line Loan, in each case to the extent of the affected Loans or Interest Period or determination date(s), as applicable, or, failing that, in the case of a request for Revolving Loans, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the Dollar Equivalent of the amount specified therein, (B) any outstanding affected Alternative Currency Loans, at the applicable Borrower’s election, shall either (1) be converted into a Revolving Borrowing of Base

Rate Loans in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan, or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan (provided, that, if no election is made by the applicable Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by such Borrower of such notice, or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, such Borrower shall be deemed to have elected clause (1) above), and (C) any outstanding Euro Swing Line Loans shall be prepaid in full immediately.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease; provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or
(iii)syndicated loans currently being executed and agented in the United States are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;
or if the events or circumstances of the type described in Section 3.03(b)(i), (ii) or (iii) have occurred with respect to any Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then-current Successor Rate for an Alternative Currency in accordance with this Section 3.03(b) with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, such Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Document:
(i)On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month Dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of Dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023, and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)(A)    Upon (1) the occurrence of a Benchmark Transition Event, or (2) a determination by the Administrative Agent that neither of the alternatives under clause (a) of the definition of “Benchmark Replacement” are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided, that, solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of “Benchmark Replacement” unless the Administrative Agent determines that neither of such alternative rates is available.
(B)    On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.
(iii)At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Revolving Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of, or conversion to, Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.
(iv)In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(v)The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).
(vi)At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings, and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes,” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the L/C Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement, or Eurodollar Rate Loans, Alternative Currency Loans, or Euro Swing Line Loans made by such Lender, or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Borrowing Subsidiary to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, or U.S. Swing Line Loans or Euro Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Borrowing Subsidiary to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or (b) and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrowing Subsidiary to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided, that, no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Additional Reserve Requirements. The Company shall pay (or cause the applicable Borrowing Subsidiary to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Eurodollar Rate Loan by such Lender (as determined by such Lender, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any other reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the commitments or the funding of the Eurodollar Rate Loans, Alternative Currency Loans, or Euro Swing Line Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive, absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Company shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional costs shall be due and payable ten (10) days from receipt of such notice.
3.05Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrowing Subsidiary to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of any Interest Period, relevant interest payment date or payment period, as applicable, for such Loan, if applicable (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Company (or the applicable Borrowing Subsidiary) (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Borrowing Subsidiary;
(c)any failure by the Company (or the applicable Borrowing Subsidiary) to make payment of any Loan or any drawing under any Letter of Credit (or any interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)any assignment of a Eurodollar Rate Loan or an Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13;
including any loss of anticipated profits, any foreign exchange loss and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Borrowing Subsidiary to pay) any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Company or any applicable Borrowing Subsidiary to the Lenders under this Section 3.05, each Lender shall be deemed to have funded (i) each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the offshore interbank market for the currency of such Eurodollar Rate Loan for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded, and (ii) each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Alternative Currency Term Rate Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for the currency of such Alternative Currency Term Rate Loan for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to a Borrower through any Lending Office; provided, that, the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires a Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Borrowing Subsidiary to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13.
3.07Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations under the Loan Documents, and resignation of the Administrative Agent.
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Conditions of Initial Credit Extension. The effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of executed counterparts of (i) this Agreement, duly executed by a Responsible Officer of each Borrower, each Lender, the L/C Issuer, and the Administrative Agent, and (ii) any Note requested by any Lender, duly executed by a Responsible Officer of each applicable Borrower.
(b)The Administrative Agent’s receipt of favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, (ii) Barnes & Thornburg, LLP, Indiana counsel to the Company, and (iii) Arendt & Medernach, counsel for the Initial Borrowing Subsidiary, each dated the Closing Date and addressed to the Administrative Agent, the L/C Issuer, and each Lender, and each in form and substance satisfactory to the Administrative Agent.
(c)The Administrative Agent’s receipt of (i) with respect to the Company, (A) a copy of the certificate of incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of the State of Indiana, and a certificate as to the existence of the Company as of a recent date from such Secretary of State, (B) a certificate of the Secretary or an Assistant Secretary of the Company dated as of the Closing Date and certifying (1) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described clause (i)(B)(2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Loan Documents to which the Company is a party and the Credit Extensions hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate of incorporation referred to in clause (i)(A) above has not been amended since the date of the last amendment thereto as shown in the copy provided pursuant to clause (i)(A) above, and (4) as to the incumbency and specimen signature of each Responsible Officer executing this Agreement or any other document delivered in connection herewith on behalf of the Company; and (C) a certificate of another Responsible Officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate delivered pursuant to clause (i)(B) above, and (ii) with respect to the Initial Borrowing Subsidiary, (A) a copy of an electronic certificate of non-inscription of a judicial decision (certificat de non-inscription d'une décision judiciaire), and a copy of an electronic excerpt of the Luxembourg Trade and Companies Register, each dated no earlier than one (1) Business Day prior to the Closing Date and issued by the Luxembourg Trade and Companies Register, and (B) a certificate from a Responsible Officer of the Initial Borrowing Subsidiary certifying, as of the date of the certificate (1) that the Transactions undertaken by the Initial Borrowing Subsidiary do not and will not cause any guarantee or similar limit binding on the Initial Borrowing Subsidiary to be exceeded, (2) that, to the best of the Responsible Officer’s knowledge, the Initial Borrowing Subsidiary (x) is not subject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée) or, on the Closing Date, is not in a state of cessation of payments (cessation de paiements), and (y) has not lost its commercial creditworthiness (ébranlement de credit), (3) that the managers of the Initial Borrowing Subsidiary have not made any application, petition, order or resolution for the administration or winding up of the Initial Borrowing Subsidiary, (4) that, to the best of such Responsible Officer’s knowledge, the Initial Borrowing Subsidiary has not been served with an insolvency court’s order regarding protective measures taken as a consequence of a creditor’s application for the opening of insolvency proceedings with respect of its assets and has not otherwise been informed of such application, (5) that the managers of the Initial Borrowing Subsidiary are not aware of any appointment of a receiver or administrator based on a filing for insolvency by a creditor of the Initial Borrowing Subsidiary, (6) that, to the extent applicable, the Initial Borrowing Subsidiary complies with the Luxembourg law dated 31 May 1999 concerning the domiciliation of companies, (7) attached thereto is a copy of all applicable authorizing resolutions or similar documents (x) approving the Transactions to be entered into by the Initial Borrowing Subsidiary, (y) authorizing one or more Responsible Officers of the Initial Borrowing Subsidiary to execute and delivery this Agreement and any other Loan Document to which the Initial Borrowing Subsidiary is a party, and (z) authorizing a specified person or persons, on the Initial Borrowing Subsidiary’s behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents to which the Initial Borrowing Subsidiary is a party, (8) attached thereto are true and correct specimens of the signatures of each Responsible Officer of the Initial Borrowing Subsidiary and each other specified person authorized by the resolutions referred to in clause (ii)(B)(7) above, and (9) attached thereto are true and complete copies of the constitutional documents of the Initial Borrowing Subsidiary.
(d)Since December 31, 2020, there shall not have occurred any event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
(e)After giving effect to the Transactions to occur on the Closing Date, (i) the representations and warranties contained in this Agreement or any other Loan Document shall (A) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (B) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default shall exist.
(f)The Administrative Agent’s receipt of a certificate, dated as of the Closing Date and signed by a Financial Officer of the Company, certifying as to the satisfaction of the conditions set forth in Sections 4.01(d) and (e).
(g)Substantially concurrently with the Closing Date, the principal of and accrued and unpaid interest on any loans outstanding under the Existing Credit Agreement shall have been paid in full, all other amounts due under the Existing Credit Agreement shall have been paid in full, all letters of credit issued under the Existing Credit Agreement shall have been terminated, and the commitments of the lenders, swingline lenders and issuing banks under the Existing Credit Agreement shall have been permanently terminated,
(h)The Administrative Agent’s receipt of all fees and other amounts due and payable for the accounts of the Lenders or for its own account on or prior to the Closing Date. Substantially concurrently with the Closing Date, each Arranger’s receipt of all fees and other amounts due and payable for its own account on or prior to the Closing Date. To the extent invoiced prior to the Closing Date, all fees, charges and disbursements of counsel that the Borrowers have agreed to pay or reimburse shall have been paid or reimbursed.
(i)The Administrative Agent’s and each Lender’s receipt, to the extent requested by the Administrative Agent or such Lender, of (i) all documentation and other information as is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) a Beneficial Ownership Certification with respect to each Borrower, to the extent such Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
Without limiting the generality of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02Conditions to all Credit Extensions. The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Alternative Currency Term Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties contained in this Agreement (except for those contained in Section 5.05(b) and Section 5.06(a)) or any other Loan Document shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.03(a) and (b), respectively.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the L/C Issuer, the applicable U.S. Swing Line Lender, or the applicable Euro Swing Line Lender (and, in the case of any such notices, such other notices as are required pursuant to Section 2.04(b)(ii)), shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Alternative Currency Term Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty by such Borrower that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
4.03First Credit Extension to Each Borrowing Subsidiary. On or prior to the first date on which a Credit Extension is made to or for the benefit of any Borrowing Subsidiary (other than the Initial Borrowing Subsidiary):
(a)The Administrative Agent shall have received the favorable written opinion of counsel to such Borrowing Subsidiary that is satisfactory to the Administrative Agent, addressed to the Administrative Agent, the L/C Issuer, and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.
(b)The Administrative Agent shall have received a copy of the Borrowing Subsidiary Agreement executed by such Borrowing Subsidiary.
(c)It shall not be unlawful for such Subsidiary to become a Borrower hereunder or for any Lender to make Loans or otherwise extend credit to such Subsidiary as provided herein or for the L/C Issuer to issue Letters of Credit for the account of such Subsidiary.
(d)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(e)The Administrative Agent and each Lender shall have received, to the extent requested by the Administrative Agent or such Lender, (i) all documentation and other information with respect to such Borrowing Subsidiary as is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) a Beneficial Ownership Certification with respect to such Borrowing Subsidiary, to the extent such Borrowing Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
ARTICLE V. REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to each of the Lenders as follows (it being agreed that each Borrower other than the Company makes the following representations only as to itself, but that the Company makes such representations as to all the Borrowers):
5.01Organization; Powers. Each Borrower and each of the Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (d) in the case of each Borrower, has the corporate or other applicable organizational power and authority to execute, deliver and perform its obligations under the Loan Documents and to borrow hereunder and thereunder.
5.02Authorization. The execution, delivery and performance by each Borrower of each Loan Document to which it is or will be a party and the Credit Extensions hereunder (collectively, the “Transactions”) (a) have been or, upon execution and delivery thereof, will be duly authorized by all requisite corporate or other organizational action, and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of such Borrower, (B) any order of any Governmental Authority, or (C) any provision of any indenture, material agreement or other instrument to which any Borrower is a party or by which it or any of its property is or may be bound, where such violation could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, material agreement or other instrument, where such default is reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon any property or assets of any Borrower (other than any Liens permitted pursuant to Section 7.02). No transaction contemplated by the Loan Documents nor any transaction to be carried out in connection with any transaction contemplated by the Loan Documents meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.
5.03Enforceability. This Agreement and each other Loan Document to which any Borrower is a party constitutes a legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.04Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority, other than those which have been taken, given or made, as the case may be, is or will be required with respect to any Borrower in connection with the Transactions, except for such actions, consents, approvals, registrations and filings the failure of which to obtain or make could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect
5.05Financial Statements; No Material Adverse Change.
(a)The Company has heretofore furnished to the Administrative Agent copies of its consolidated balance sheet and statements of income, cash flow and retained earnings as of and for the fiscal year ended December 31, 2020, and the fiscal quarter ended March 31, 2021. Such financial statements present fairly, in all material respects, the consolidated financial condition and the results of operations of the Company and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the quarterly statement referred to above.
(b)There has been no material adverse change in the consolidated financial condition of the Company and the Subsidiaries, taken as a whole, from the financial condition reported in the financial statements for the fiscal year ended December 31, 2020 referred to in Section 5.05(a).
5.06Litigation; Compliance with Laws.
(a)Except as disclosed in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2021, in each case filed with the SEC, as of the Closing Date, there are no actions, proceedings or investigations filed or (to the knowledge of any Borrower) threatened or affecting any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement, and no order or judgment has been issued or entered restraining or enjoining any Borrower or any Subsidiary from the execution, delivery or performance of this Agreement, nor is there any other action, proceeding or investigation filed or (to the knowledge of any Borrower or any Subsidiary) threatened against any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or materially restrict the ability of any Borrower to comply with its obligations under the Loan Documents.
(b)Neither any Borrower nor any Subsidiary is in violation of any law, rule or regulation (including any law, rule or regulation relating to the protection of the environment or to employee health or safety), or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company or any Subsidiary has received notice of any claim with respect to or is otherwise aware of any environmental liability to which it is or is reasonably likely to become subject.
5.07Federal Reserve Regulations.

(a)Neither any Borrower nor any Subsidiary that will receive proceeds of the Credit Extensions hereunder is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(b)No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which violates, or would violate, the provisions of the Margin Regulations. Not more than twenty five percent (25%) of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by Margin Stock.
5.8Investment Company Act. No Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
5.9Use of Proceeds. All proceeds of the Credit Extensions shall be used in accordance with the provisions of Section 6.08.
5.10Full Disclosure; No Material Misstatements. None of the representations or warranties made by any Borrower in connection with this Agreement as of the date such representations and warranties are made or deemed made, and none of the reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or the credit facilities established hereby, contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading; provided, that, with respect to forecasts or projected financial information contained in the documents referred to above, the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and as of the Closing Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).
5.11Taxes. Each Borrower and each of the Significant Subsidiaries has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than (a) any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside, or (b) to the extent that failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.12Employee Pension Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes under the Plan) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes under the Plan) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, no Borrower is, nor will any Borrower be, using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
5.13Anti-Corruption Laws and Sanctions. The Company maintains and will maintain in effect policies and procedures reasonably designed to ensure compliance by the Company, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and the Subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. No Credit Extension or use of the proceeds thereof will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.
5.14Affected Financial Institutions. No Borrower is an Affected Financial Institution.
5.15Beneficial Ownership Certification. As of the Closing Date, the information included in any Beneficial Ownership Certification delivered pursuant to this Agreement, if applicable, is true and correct in all respects.
ARTICLE VI. AFFIRMATIVE COVENANTS
Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other amounts payable hereunder shall be unpaid (other than contingent obligations for which no claim has been made), or any Letters of Credit have not been canceled or have not expired or any amounts drawn thereunder have not been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Significant Subsidiaries (or, with respect to the provisions of Section 6.02(b), each of its Subsidiaries) to:
6.01Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as expressly permitted under Section 7.03(a); provided, that, this Section 6.01 shall not prevent the abandonment or termination of the existence, rights or franchises of any Significant Subsidiary or any rights or franchises of any Borrower if such abandonment or termination is in the best interests of the Borrowers and is not disadvantageous in any material respect to the Lenders.
6.02Business and Properties.
(a)Comply with all applicable laws, rules, regulations and orders of any Governmental Authority (including any of the foregoing relating to the protection of the environment or to employee health and safety), except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)Maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(c)At all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, keep, or make, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
6.03Financial Statements, Reports, etc. In the case of the Company, furnish to the Administrative Agent for distribution to each Lender:
(a)within ninety (90) days after the end of each fiscal year of the Company, its consolidated balance sheet and the related consolidated statements of income and cash flows showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by Deloitte & Touche LLP or another independent registered public accounting firm of recognized national standing selected by the Company and accompanied by an opinion of such accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP (it being agreed that the requirements of this Section 6.03(a) may be satisfied by the delivery pursuant to Section 6.03(d) of an annual report on Form 10-K containing the foregoing);
(b)within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related consolidated statements of income, cash flow and stockholders’ equity, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer of the Company as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments (it being agreed that the requirements of this Section 6.03(b) may be satisfied by the delivery pursuant to Section 6.03(d) of a quarterly report on Form 10-Q containing the foregoing);
(c)concurrently with any delivery of financial statements under Section 6.03(a) or Section 6.03(b), a certificate of a Financial Officer of the Company (i) certifying that, to the best of such Financial Officer’s knowledge, no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.04;
(d)promptly after the same become publicly available, copies of all reports on forms 10-K, 10-Q and 8-K filed by it with the SEC, or, in the case of the Company, copies of all reports distributed to its shareholders, as the case may be;

(e)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and
(f)promptly, from time to time, such other information as any Lender shall reasonably request through the Administrative Agent.
Documents required to be delivered pursuant to Section 6.03(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02, (b) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that, (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or each Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, each Arranger, the L/C Issuer and each Lender to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (iv) the Administrative Agent and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”

6.04Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers or through self-insurance, and maintain such other insurance or self-insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses (it being understood that the Borrowers and their Significant Subsidiaries may self-insure to the extent customary with companies similarly situated and in the same or similar businesses and that, if an insurance company ceases to be financially sound and reputable and the Company or a Significant Subsidiary promptly replaces such insurance company, then the Company or such Significant Subsidiary, as applicable shall be deemed to be in compliance with this Section 6.04).
6.05Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that (a) the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside, or (b) the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.06Litigation and Other Notices. Give the Administrative Agent prompt written notice of the following (which the Administrative Agent shall promptly provide to the Lenders):
(a)the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding which is reasonably likely to result in a Material Adverse Effect;
(b)any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and
(c)any change in any of the Debt Ratings.
6.07Maintaining Records; Access to Properties and Inspections. Maintain financial records in accordance with GAAP and, upon reasonable notice, at all reasonable times, permit any authorized representative designated by the Administrative Agent or any Lender to visit and inspect the properties of the Company and of any Significant Subsidiary and to discuss the affairs, finances and condition of the Company and any Significant Subsidiary with a Financial Officer of the Company and such other officers as the Company shall deem appropriate; provided, that, so long as no Event of Default has occurred and is continuing, any such visits and inspections shall be limited to one time in any calendar year.
6.08Use of Proceeds. Use the proceeds of the Credit Extensions only for working capital, capital expenditures and other lawful general corporate purposes; provided, that, the proceeds of the Credit Extensions shall not be used in contravention of any Law or of the Loan Documents.
ARTICLE VII NEGATIVE COVENANTS
Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other amounts payable hereunder shall be unpaid (other than contingent obligations for which no claim has been made), or any Letters of Credit have not been canceled or have not expired or any amounts drawn thereunder have not been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:
7.01Priority Indebtedness. Create, incur, assume or permit to exist any Priority Indebtedness other than:
(a)Indebtedness under the Loan Documents;
(b)Indebtedness existing on the Closing Date and set forth on Schedule 7.01, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided, that, no additional Subsidiaries will be added as obligors or guarantors in respect of any Indebtedness referred to in this Section 7.01(b) and no such Indebtedness shall be secured by any additional assets (other than as a result of any Lien covering after-acquired property in effect on the Closing Date);
(c)Indebtedness of any Subsidiary to the Company or any other Subsidiary, or Indebtedness of the Company to any Subsidiary; provided, that, no such Indebtedness shall be assigned to, or subjected to any Lien in favor of, a Person other than the Company or a Subsidiary;
(d)Indebtedness (including Financing Lease Obligations and obligations under conditional sale or other title retention agreements) incurred to finance the acquisition, construction or improvement of, and secured only by, any fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or add additional Subsidiaries as obligors or guarantors in respect thereof and that are not secured by any additional assets; provided, that, such Indebtedness is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement and does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(e)Indebtedness of any Person that becomes a Subsidiary after the Closing Date; provided, that, such Indebtedness and any Liens securing the same exist at the time such Person becomes a Subsidiary and are not created in contemplation of or in connection with such Person becoming a Subsidiary, and any such Liens do not extend to additional assets of the Company or any Subsidiary, and extensions, renewals or replacements of any of the Indebtedness referred to above in this clause that do not increase the outstanding principal amount thereof or add additional Subsidiaries as obligors or guarantors in respect thereof and that are not secured by any additional assets;
(f)Indebtedness of any Foreign Subsidiary incurred after the Closing Date, the net proceeds of which are promptly dividended to the Company or one or more Domestic Subsidiaries; provided, that, such Indebtedness is not secured by assets of the Company or any Domestic Subsidiary;
(g)Indebtedness in the form of commercial paper, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided, that, (i) Indebtedness permitted by this Section 7.01(g) shall not be secured by any Liens on any assets of the Company or any Subsidiary, and (ii) the aggregate principal amount of Indebtedness at any time outstanding under this Section 7.01(g) shall not exceed $700,000,000 (or the equivalent thereof at the time of the incurrence of such Indebtedness);
(h)obligations arising in connection with Securitization Transactions; provided, that, the aggregate principal amount of all such obligations outstanding at any time shall not exceed $300,000,000; and
(i)other Priority Indebtedness; provided, that, the aggregate principal amount of all Priority Indebtedness outstanding at any time, when taken together (and without duplication) with the aggregate principal amount of all obligations outstanding at such time and secured by Liens incurred in reliance on Section 7.02(h), shall not exceed the greater of (i) $250,000,000, and (ii) an amount equal to twelve and one-half percent (12.5%) of Consolidated Net Tangible Assets.
7.02Liens. Create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)Permitted Encumbrances;
(b)Liens existing on the Closing Date and set forth on Schedule 7.02, and extensions or renewals of any such Liens that do not extend to additional assets or increase the amount of the obligations secured thereby;
(c)any Lien securing indebtedness of a Subsidiary to the Company or another Subsidiary or of the Company to a Subsidiary; provided, that, in the case of any sale or other disposition of such indebtedness by the Company or a Subsidiary, such sale or other disposition shall be deemed to constitute the creation of another Lien not permitted by this Section 7.02(c);
(d)Liens deemed to exist in connection with sale and lease-back transactions permitted under this Agreement;
(e)Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided, that, (i) such Liens secure only Indebtedness (including Financing Lease Obligations and obligations under conditional sale or other title retention agreements) permitted by Section 7.01(d) and obligations relating thereto not constituting Indebtedness, and (ii) such Liens shall not extend to any other asset of the Company or any Subsidiary (other than the proceeds and products thereof); provided, further, that, in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;
(f)any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided, that, (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not extend to any other asset of the Company or any Subsidiary, and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;
(g)sales of accounts receivable and interests therein pursuant to Securitization Transactions constituting Priority Indebtedness permitted under Section 7.01; and
(h)Liens securing other obligations, including Priority Indebtedness to the extent such Priority Indebtedness is permitted under Section 7.01; provided, that, the aggregate principal amount of all such obligations outstanding at any time, when taken together (and without duplication) with the aggregate principal amount of all Priority Indebtedness outstanding at such time, shall not exceed the greater of (i) $250,000,000, and (ii) an amount equal to twelve and one-half percent (12.5%) of Consolidated Net Tangible Assets.
7.03Fundamental Changes.
(a)In the case of the Company or any other Borrower, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and including by means of any merger or sale of capital stock or otherwise) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result from such transaction: (i) the Company or any other Borrower may merge or consolidate with any Person if (A) in the case of any such merger involving the Company, the Company is the surviving Person, and (B) in the case of any other such merger or consolidation, a Borrower is the surviving Person; and (ii) any Borrower other than the Company may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to, or liquidate or dissolve into, the Company.
(b)Remain engaged primarily in businesses of the type conducted by the Company and the Subsidiaries on the Closing Date and businesses reasonably related thereto.
7.04Financial Covenant. Permit the Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company ending as of the end of any fiscal quarter of the Company to be greater than 3.50 to 1.0; provided, that, upon the occurrence of a Qualified Acquisition, (a) for each of the four (4) fiscal quarters of the Company immediately following the consummation of such Qualified Acquisition (including the fiscal quarter of the Company in which such Qualified Acquisition was consummated) (such period of increase, the “First Leverage Increase Period”), the ratio set forth in the text preceding this proviso shall be increased to 4.00 to 1.0, and (b) for each of the two (2) fiscal quarters of the Company immediately following the First Leverage Increase Period (such period of increase, the “Second Leverage Increase Period”), the ratio set forth in the text preceding this proviso shall be increased to 3.75 to 1.0 (the Second Leverage Increase Period with respect to any Qualified Acquisition, together with the First Leverage Increase Period with respect to such Qualified Acquisition, the “Leverage Increase Period” for such Qualified Acquisition); provided, further, that, (i) for at least two (2) fiscal quarters of the Company immediately following each Leverage Increase Period, the Leverage Ratio as of the end of each such fiscal quarter shall not be greater than 3.50 to 1.0 prior to giving effect to another Leverage Increase Period, (ii) there shall be no more than two (2) Leverage Increase Periods exercised during the term of this Agreement, and (iii) each Leverage Increase Period shall only apply with respect to the calculation of the Leverage Ratio for purposes of determining compliance with the financial maintenance covenant set forth in this Section 7.04 and not for any other purpose.
7.05Sanctions. Request any Credit Extension, or use, and it shall procure that the Subsidiaries and its and their respective directors, officers, employees and agents not use, the proceeds of any Credit Extension (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, or (c) in any manner that would result in the violation of any applicable Sanctions by any party hereto.
7.06Anti-Corruption Laws. Request any Credit Extension, or use, and it shall procure that the Subsidiaries and its and their respective directors, officers, employees and agents not use, the proceeds of any Credit Extension for any purpose which would breach any Anti-Corruption Laws.
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default; Remedies. In case of the happening of any of the following events (each, an “Event of Default”):
(a)any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings or issuances of Letters of Credit hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or
(b)default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or
(c)default shall be made in the payment of any interest on any Loan or L/C Obligation or any fee or any other amount (other than an amount referred to in Section 8.01(b)) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) days; or
(d)default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 6.01 or Article VII; or
(e)default shall be made in the due observance or performance of any covenant, condition or agreement contained herein or in any other Loan Document (other than those specified in Section 8.01(b), Section 8.01(c) or Section 8.01(d)) and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or any Lender to the Company; or
(f)the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness beyond the period of grace, if any, provided in the agreement or instrument under which such Indebtedness was created, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness, or any other event shall occur or condition shall exist, beyond the period of grace, if any, provided in such agreement or instrument referred to in this clause (ii), if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Material Indebtedness or a trustee on its or their behalf or the applicable counterparty to cause, an acceleration of the maturity of such Indebtedness or a termination or similar event in respect thereof; or
(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company, or of a substantial part of the property or assets of the Company or any Subsidiary with assets having gross book value in excess of $100,000,000, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company or any Subsidiary with assets having gross book value in excess of $100,000,000, or (iii) the winding up or liquidation of the Company or any Subsidiary with assets having gross book value in excess of $100,000,000; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
(h)the Company or any Subsidiary with assets having a gross book value in excess of $100,000,000 shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described Section 8.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company or any Subsidiary with assets having a gross book value in excess of $100,000,000, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take any action for the purpose of effecting any of the foregoing; or
(i)one or more final judgments shall be entered by any court against the Company or any of the Subsidiaries for the payment of money in an aggregate amount in excess of $100,000,000 and such judgment or judgments shall not have been paid, covered by insurance, discharged or stayed for a period of sixty (60) days, or a warrant of attachment or execution or similar process shall have been issued or levied against property of the Company or any of the Subsidiaries to enforce any such judgment or judgments; or
(j)the guarantee purported to be created under Article IX shall cease to be, or shall be asserted by the Company not to be, in full force and effect; or
(k)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(l)a Change in Control shall occur;
then, and in every such event (other than an event with respect to any Borrower described in Section 8.01(g) or (h)), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder, shall become due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding, (iii) require the Borrowers to deposit with the Administrative Agent cash collateral in an amount equal to the Minimum Collateral Amount, and (iv) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or under applicable law; and, in the case of any event with respect to any Borrower described in Section 8.01(g) or (h), the commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding, and the Borrowers shall deposit with the Administrative Agent cash collateral in an amount equal to the Minimum Collateral Amount.
8.02Application of Funds. After the exercise of remedies provided for in Section 8.01 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.01), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.03(q), 2.16 and 2.17, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Obligations and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Obligations, Designated Hedging Obligations, and Obligations of each Borrower under any agreement with any Lender for cash management services, including treasury, depository, overdraft, purchasing, credit or debit card, electronic funds transfer and other cash management arrangements, ratably among the Lenders, the L/C Issuer and the holders of Designated Hedging Obligations in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to this Agreement; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Sections 2.03(q) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX ADMINISTRATIVE AGENT
9.01Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind banking, trust, financial, advisory, underwriting or other of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice or consent of the Lenders with respect thereto.
9.03Exculpatory Provisions. Neither the Administrative Agent nor any Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent, any Arranger, or any of their respective Related Parties: (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any of their respective Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, such Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein; (d) shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.01 or Section 11.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment (it being understood and agreed that the Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or the L/C Issuer); or (e) shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date, as applicable, (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(i) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent, and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as the L/C Issuer and a U.S. Swing Line Lender. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(f). If Bank of America resigns as a U.S. Swing Line Lender, it shall retain all the rights of a U.S. Swing Line Lender provided for hereunder with respect to U.S. Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding U.S. Swing Line Loans pursuant to Section 2.04(c)(i). Upon the appointment by the Company of a successor L/C Issuer or U.S. Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or retiring U.S. Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and the retiring U.S. Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. Schedule 2.03 and Schedule 2.04 shall be deemed to be automatically updated to reflect the L/C Commitment and/or the U.S. Swing Line Commitment of any Person that becomes the L/C Issuer or a U.S. Swing Line Lender after the Closing Date pursuant to this Section 9.06(d).
(e)On or prior to the date on which any successor Administrative Agent that is not a U.S. Person becomes a party to this Agreement, such successor Administrative Agent shall deliver to the Company a duly executed IRS Form W-8IMY with the effect that the Borrowers may make payments to such successor Administrative Agent, to the extent such payments are made to the successor Administrative Agent as an intermediary, without any deduction or withholding of any Taxes imposed by the United States, without regard to the beneficial owners of such payments.
9.7Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders. Each Lender and the L/C Issuer expressly acknowledges that neither the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or such Arranger have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Each Lender and the L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.8No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of Arrangers, bookrunners, co-syndications or co-documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
9.9Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
9.10Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (i) Section 9.10(a)(i) is true with respect to a Lender, or (ii) a Lender has provided another representation, warranty and covenant in accordance with Section 9.10(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
9.11Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X GUARANTEE
10.01Guarantee.
(a)The Company hereby irrevocably and unconditionally guarantees to each Lender, each Affiliate of a Lender to which any Obligations are owed, the L/C Issuer, the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of all the Obligations of each Subsidiary, in each case strictly in accordance with the terms thereof (such Obligations being herein collectively called the “Guaranteed Obligations”). The Company hereby further agrees that if any Subsidiary shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The Company further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection.
(b)The obligations of the Company under this Article X are absolute and unconditional irrespective of (i) the authorization, value, genuineness, legality, validity, regularity or enforceability of any of the Guaranteed Obligations, (ii) any modification, amendment or waiver of the terms of any of the Guaranteed Obligations, (iii) any extension of time for performance or waiver of performance of any covenant of any Subsidiary or any failure or omission to enforce or delay in enforcing any right with regard to any of the Guaranteed Obligations, (iv) any bankruptcy or insolvency of any Subsidiary, (v) any exchange, surrender, release of any other guaranty of or security for any of the Guaranteed Obligations, or (vi) any other circumstance whatsoever which may constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances.
(c)The Company hereby expressly waives diligence, presentment, demand, protest and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that the Administrative Agent, the L/C Issuer, any Lender or other Person exhaust any right, power or remedy or proceed against any Subsidiary hereunder or under any other agreement or instrument or against any other guarantor of or any security for any of the Guaranteed Obligations.
(d)The Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any law or regulation, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the judgment of the Administrative Agent, the L/C Issuer or any Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Guaranteed Obligation in Dollars (based upon the applicable Dollar Equivalent of the amount to be paid as determined on the date of payment) and/or in New York, and shall indemnify the Administrative Agent, the L/C Issuer and each Lender or Affiliate of a Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
(e)The guarantee in this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder(s) of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
(f)Until the termination of the Commitments and the payment in full of the Obligations, the Company agrees not to enforce any rights arising by way of subrogation or contribution, whether arising by operation of law (including any such right arising under the Bankruptcy Code of the United States) or otherwise, arising from any payment by it pursuant to the provisions of this Article X.
(g)The Company agrees that, as between the Company on the one hand and the Lenders, the L/C Issuer and the Administrative Agent on the other hand, the Obligations of any Subsidiary guaranteed under this Agreement shall be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 8.01, for purposes of this Article X notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Subsidiary or otherwise) preventing such declaration as against such Subsidiary and that, in the event of such declaration or automatic acceleration such obligations (whether or not due and payable by such Subsidiary) shall forthwith become due and payable by the Company for purposes of this Article X.
(h)The guarantee in this Article X is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.
10.02Status as Eligible Contract Participant. The Company represents and warrants that (a) as of the Closing Date, the Company is an “eligible contract participant” as such term is defined and interpreted under the Commodity Exchange Act, and (b) on each date on which the Guaranteed Obligations include any Swap Obligations, the Company will be deemed to represent and warrant that the Company is an “eligible contract participant” as such term is defined and interpreted under the Commodity Exchange Act.
ARTICLE XI MISCELLANEOUS
11.01Amendments, Etc.
(a)Subject to the definition of “Euro Swing Line Commitment,” the definition of “Euro Swing Line Lender,” the definition of “L/C Commitment,” the definition of “L/C Issuer,” the definition of “U.S. Swing Line Commitment,” the definition of “U.S. Swing Line Lender,” Section 1.10, the last sentence of Section 2.03(p), the last sentence of Section 2.04(g)(i), the last sentence of Section 2.04(g)(ii), Section 2.14(c), Section 2.15(d), Section 2.18(e), Section 3.03(b), Section 3.03(c), the last sentence of Section 9.06(d), Section 11.01(b), and the last sentence of Section 11.06(f), neither this Agreement nor any other Loan Document, nor any provision hereof or thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders, and acknowledged by the Administrative Agent; provided, that, no such agreement shall: (i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01) without the written consent of such Lender; (ii) reduce the principal amount of any Loan or L/C Obligation or reduce the rate of interest thereon, or, subject to Section 11.01(b)(iii), reduce any fees payable hereunder, without the written consent of each Lender affected thereby; provided, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate; (iii) postpone the date of any scheduled payment of the principal amount of any Loan or L/C Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby; (iv) change Section 2.13, change Section 8.02, or change any other provision of any Loan Document in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender; (v) release the Company from its obligations hereunder, or limit the liability of the Company under Article X, without the written consent of each Lender; (vi) change any of the provisions of this Section 11.01(a) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or (vii) amend Section 1.09 or the definition of “Alternative Currency,” without the written consent of each Lender affected thereby.
(b)Notwithstanding anything to the contrary herein: (i) no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the L/C Issuer, any

U.S. Swing Line Lender, or any Euro Swing Line Lender without the prior written consent of the Administrative Agent, the L/C Issuer, such U.S. Swing Line Lender, or such Euro Swing Line Lender, as the case may be; (ii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, the L/C Issuer, each U.S. Swing Line Lender, and each Euro Swing Line Lender) if (A) by the terms of such agreement the Commitment of each Lender not consenting to the amendment(s) provided for therein shall terminate upon the effectiveness of such agreement, and (B) at the time such agreement becomes effective, each Lender not consenting to the amendment(s) provided for therein receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iv) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender, and (B) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (v) this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuer, the Company and the Lenders affected thereby to amend this Agreement or Section 1.09 solely to add additional currency options and the applicable interest rate (and applicable adjustment) with respect thereto, in each case solely to the extent permitted pursuant to Section 1.09; (vi) this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Company (A) to add one or more additional revolving credit or term loan facilities to this Agreement, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (B) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder; and (vii) if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party.
11.02Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Company or any other Borrower, the Administrative Agent, the L/C Issuer, or Bank of America, in its capacity as a U.S. Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)if to any other Lender (including in such Lender’s capacity as a U.S. Swing Line Lender or a Euro Swing Line Lender), to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b), shall be effective as provided in Section 11.02(b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, the L/C Issuer, any U.S. Swing Line Lender, any Euro Swing Line Lender, or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any other Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer, each U.S. Swing Line Lender, and each Euro Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer, each U.S. Swing Line Lender, and each Euro Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent, and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications, U.S. Swing Line Loan Notices, and Euro Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the L/C Issuer; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer, any U.S. Swing Line Lender, or any Euro Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the L/C Issuer, a U.S. Swing Line Lender, or a Euro Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.01, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrowers shall pay (i) all reasonable, documented outofpocket costs and expenses incurred by the Administrative Agent and its Affiliates (including the reasonable, documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent; provided, that, such fees, charges ad disbursements shall be limited to (A) one primary counsel to the Administrative Agent, and (B) if necessary, one local counsel retained by the Administrative Agent in each relevant jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented outofpocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable, documented outofpocket expenses incurred by the Administrative Agent, any Lender, or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable, documented outofpocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee; provided, that, in the case of such fees, charges and disbursements of counsel, limited to the reasonable, documented out-of-pocket expenses of (i) one primary counsel to the Indemnitees, taken as a whole, (ii) if necessary, one firm of local counsel to the Indemnitees, taken as a whole, in each appropriate jurisdiction, and (iii) in the case of any actual or perceived conflict of interest, one additional counsel to each group of similarly situated Indemnitees, taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Borrower) arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (B) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Borrower, and regardless of whether any Indemnitee is a party thereto; provided, that, that such indemnity shall not, as to any Indemnitee, be available to the extent that such loss, claim, damage, liability or related expense (1) is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from (x) such Indemnitee’s gross negligence, bad faith or willful misconduct, or (y) such Indemnitee’s material breach of its obligations under this Agreement or any other Loan Document, or (2) arises out of disputes solely between and among Indemnitees (other than any dispute involving an Indemnitee acting in its capacity or fulfilling its role as an agent or arranger or similar role) that does not involve any act or omission of the Company or any of its Subsidiaries. Without limiting the provisions of Section 3.01(d), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, any U.S. Swing Line Lender, any Euro Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, such U.S. Swing Line Lender, such Euro Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer, such U.S. Swing Line Lender, or such Euro Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer, such U.S. Swing Line Lender, or such Euro Swing Line Lender in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final, nonappealable judgment by a court of competent jurisdiction.
(e)Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer, any U.S. Swing Line Lender, or any Euro Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations arising under the Loan Documents.
11.05Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations arising under the Loan Documents and the termination of this Agreement.
11.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. In the event that a transfer by any Lender of its rights and/or obligations under this Agreement and any other Loan Document occurred or was deemed to occur by way of novation, the parties hereto explicitly agree that all guarantees created under any Loan Documents shall be preserved for the benefit of any new Lender, participant or their successors or permitted assignees for the purposes of article 1278 of the Luxembourg Civil Code.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations, in U.S. Swing Line Loans and in Euro Swing Line Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 11.06(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.
(B)In any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the Commitment assigned, except that this Section 11.06(b)(ii) shall not apply to any U.S. Swing Line Lender’s rights and obligations in respect of U.S. Swing Line Loans or any Euro Swing Line Lender’s rights and obligations in respect of Euro Swing Line Loans.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:
(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided, further, that, the assignor shall notify the Company of any assignment that does not require the consent of the Company prior to, or promptly after, the effective date of such assignment (it being understood that failure by such assignor to provide such notification shall not limit the effectiveness of such assignment);
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of the L/C Issuer, each U.S. Swing Line Lender, and each Euro Swing Line Lender shall be required for any assignment.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons).

(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit, in U.S. Swing Line Loans and in Euro Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)Effectiveness. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations, in U.S. Swing Line Loans and/or in Euro Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations thereof) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation); provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b), and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time the Lender that is the L/C Issuer, a U.S. Swing Line Lender, or a Euro Swing Line Lender assigns all of its Commitment and Loans pursuant to Section 11.06(b), such Person may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Company and the Lenders, resign as the L/C Issuer, (ii) upon thirty (30) days’ notice to the Company, resign as a U.S. Swing Line Lender, and/or (iii) upon thirty (30) days’ notice to the Borrowers, resign as a Euro Swing Line Lender. In the event of any such resignation as the L/C Issuer, a U.S. Swing Line Lender, or a Euro Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer, U.S. Swing Line Lender or Euro Swing Line Lender hereunder; provided, that, no failure by the Company to appoint any such successor shall affect the resignation of such Person as the L/C Issuer, a U.S. Swing Line Lender and/or a Euro Swing Line Lender, as the case may be. If such Person resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(f)). If such Person resigns as a U.S. Swing Line Lender and/or a Euro Swing Line Lender, it shall retain all the rights of a U.S. Swing Line Lender and/or a Euro Swing Line Lender provided for hereunder with respect to U.S. Swing Line Loans and/or Euro Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding U.S. Swing Line Loans and/or Euro Swing Line Loans pursuant to Sections 2.04(c)(i) and (c)(ii). Upon the appointment of a successor L/C Issuer, U.S. Swing Line Lender and/or Euro Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, U.S. Swing Line Lender or Euro Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Person to effectively assume the obligations of such Person with respect to such Letters of Credit. Schedule 2.03 and Schedule 2.04 shall be deemed to be automatically updated to reflect the L/C Commitment, the U.S. Swing Line Commitment and/or the Euro Swing Line Commitment of any Person that becomes the L/C Issuer, a U.S. Swing Line Lender or a Euro Swing Line Lender after the Closing Date pursuant to this Section 11.06(f).
11.7Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, each Lender and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or Section 2.15, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder; (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer, any U.S. Swing Line Lender or any Euro Swing Line Lender to deliver Borrower Materials or notices to the Lenders, or (iii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; (h) with the consent of the Company; or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.07, (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company, or (iii) is independently discovered or developed by a party hereto without utilizing any Information received from the Company or violating the terms of this Section 11.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section 11.07, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary; provided, that, in the case of information received from the Company or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, each Lender, and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Nothing in any Loan Document shall prevent disclosure of any Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried out in connection with any transaction contemplated by the Loan Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

11.8Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Borrower against any and all of the obligations of the Company or such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17, and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.
11.9Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the L/C Issuer or any other party hereto, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation arising hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer, any U.S. Swing Line Lender, or any Euro Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 2.14(a), Section 2.18(a) or Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:
(a)the Company shall have paid (or caused the applicable Borrowing Subsidiary to pay) to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee, and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding anything in this Section 11.13 to the contrary, (i) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit, and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
11.14GOVERNING LAW; JURISDICTION; ETC.
(a)GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS

AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. THE COMPANY AND EACH OTHER BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.
11.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Company, each other Borrower and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (ii) each of the Company and the other Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Company and each other Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Borrower or any of their respective Affiliates, or any other Person, and (ii) none of the Administrative Agent, any

Arranger, or any Lender has any obligation to the Company, any other Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Borrowers and their respective Affiliates, and none the Administrative Agent, any Arranger or any Lender has any obligation to disclose any of such interests to the Company, any other Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and each other Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17Electronic Execution; Electronic Records; Counterparts. This Agreement, any other Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Borrower, the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, the L/C Issuer, any U.S. Swing Line Lender, or any Euro Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent, the L/C Issuer, any U.S. Swing Line Lender and/or any Euro Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Borrower and/or any Lender Party without further verification, and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
None of the Administrative Agent, the L/C Issuer, any U.S. Swing Line Lender or any Euro Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the L/C Issuer’s, such U.S. Swing Line Lender’s or such Euro Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the L/C Issuer, each U.S. Swing Line Lender and each Euro Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each Borrower and each Lender Party hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (b) waives any claim against the Administrative Agent and each Lender Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
11.18USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Company and each other Borrower, which information includes the name and address of the Company and each other Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and each other Borrower in accordance with the PATRIOT Act. The Company and each other Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
11.19ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
11.20Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or the L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or the L/C Issuer that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.21Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
11.22Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWERS:                ITT INC.,
an Indiana corporation
By:    /s/ Michael Savinelli
Name:    Michael Savinelli
Title:    Vice President, Treasurer, Chief Tax Officer and Assistant Secretary
ITT INDUSTRIES LUXEMBOURG S.À R.L.,
a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg
By:    /s/ Michael Savinelli
Name:    Michael Savinelli
Title:    Class A Manager

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as the Administrative Agent
By:    /s/ Henry Pennell
Name:    Henry Pennell
Title:    Vice President

LENDERS:                BANK OF AMERICA, N.A.,
as a Lender, the L/C Issuer, and a U.S. Swing Line Lender
By:    /s/ Donald K. Bates
Name:    Donald K. Bates
Title:    Sr. Vice President

BNP PARIBAS,
as a Lender and a Euro Swing Line Lender
By:    /s/ Christopher Sked
Name:    Christopher Sked
Title:    Managing Director
By:    /s/ Nicolas Doche
Name:    Nicolas Doche
Title:    Vice President

CITIBANK, N.A.,
as a Lender and a Euro Swing Line Lender
By:    /s/ Susan M. Olsen
Name:    Susan M. Olsen
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and a U.S. Swing Line Lender
By:    /s/ Kenneth R. Fieler
Name:    Kenneth R. Fieler
Title:    Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender and a Euro Swing Line Lender
By:    /s/ Kieran Mahon
Name:    Kieran Mahon
Title:    Managing Director

BANK OF CHINA, NEW YORK BRANCH,
as a Lender
By:    /s/ Raymond Qiao
Name:    Raymond Qiao
Title:    Executive Vice President

ING BANK N.V., DUBLIN BRANCH,
as a Lender and a Euro Swing Line Lender
By:    /s/ Barry Fehile
Name:    Barry Fehile
Title:    Managing Director

ING BANK N.V., DUBLIN BRANCH,
as a Lender and a Euro Swing Line Lender
By:    /s/ Sean Hassett
Name:    Sean Hassett
Title:    Director

COMMERZBANK AG, NEW YORK BRANCH,
as a Lender and a Euro Swing Line Lender
By:    /s/ Barbara Stacks
Name:    Barbara Stacks
Title:    Director

By:    /s/ Robert Sullivan
Name:    Robert Sullivan
Title:    Vice President

INTESA SANPAOLO S.P.A., NEW YORK BRANCH,
as a Lender and a Euro Swing Line Lender
By:    /s/ Jordan Schweon
Name:    Jordan Schweon
Title:    Managing Director

By:    /s/ Alessandro Toigo
Name:    Alessandro Toigo
Title:    Head of Corporate Desk